SCHEDULE 14A INFORMATION

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H. J. Heinz Company

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     The following documents were posted to H. J. Heinz Company's Internet website at www.heinzsuperiorvalue.com.

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Introduction to website

“Delivering Superior Value and Growth For All Heinz Shareholders”

Four years ago, Heinz launched a transformational strategy to simplify and strengthen its operations and create a platform for sustainable, profitable growth. In the years since the plan was first initiated, the scale of change has been significant, the progress made considerable and the successes increasingly visible.

On June 1, the company unveiled the Heinz Superior Value and Growth Plan, which outlines the strategy to further enhance performance and drive shareholder value in FY 2007 and 2008. The Plan has three pillars: reducing costs to improve margins; growing the core portfolio; and generating and using cash to deliver superior shareholder value.

We invite you to learn more about the Heinz Superior Value and Growth Plan http://www.heinzsuperiorvalue.com/staging/executive_summary.html. This link will provide you with our press release, which details the Plan and the milestones that will mark our progress in FY 07 and FY 08.

Heinz will file a proxy statement in connection with its 2006 annual meeting of stockholders. Heinz stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Heinz's Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on March 3, 2006.

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Company Overview

Enhancing the lives of consumers with Good Food, Every Day™ is our mission at the H. J. Heinz Company. It’s a mission that began when founder Henry John Heinz opened his business in 1869 in Pittsburgh, Pennsylvania. It’s a mission that continues to deliver superior value and quality under the leadership of the Company’s fifth chairman, William R. Johnson.

Today, Heinz is a leader in the global food industry with more than $8.5 billion in annual sales and trusted brands including Heinz Tomato Ketchup, the world’s bestselling ketchup. The Company’s common stock trades on the New York Stock Exchange under the ticker symbol HNZ.

Over the last four years, Heinz has transformed its businesses under Mr. Johnson’s strategic plan to create a sharply focused portfolio of outstanding products in three value-added core categories: Ketchup and Sauces, Meals and Snacks and Infant Food. About 60% of Heinz sales are generated by these ten leading brands:

  The Heinz brand, including ketchup, condiments, sauces, beans and soups
  Ore-Ida frozen potatoes
  Smart Ones
  Plasmon infant food (Italy’s leading brand)
  Weight Watchers
  Classico premium pasta sauces
  ABC soy sauce
  TGIF frozen appetizers and snacks
  Delimex frozen Mexican snacks
  Watties

Heinz is focused on meeting the needs and preferences of consumers in six major developed markets: the United States, Canada, United Kingdom, Western Europe, Italy and Australia/New Zealand. Heinz also serves five emerging markets with strong growth potential: Russia, India, China, Indonesia and Poland.

In addition to marketing trusted consumer products for retail sale, Heinz is a leading manufacturer of products for restaurants and foodservice companies.

The Company’s World Headquarters and Heinz North America are based in Pittsburgh. The Heinz leadership team includes:

  William R. Johnson, who serves as chairman, president and CEO;
  Dave Moran, executive vice president and CEO of Heinz North American Consumer Products;
  Scott O’Hara, executive vice president and CEO of Heinz Europe; and
  Art Winkleblack, executive vice president and chief financial officer.

Heinz ranks among the Top 10 among S&P 500 companies in the critical area of corporate governance, reflecting the independence and professionalism of its Board of Directors and its track record as a shareholder-friendly company.

Heinz currently has approximately 33,000 employees. Heinz employees and management are dedicated to innovation, quality and excellence and driven by satisfying consumers and shareholders who expect nothing less than superior value.

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Video Q&A with Bill Johnson

Welcome to the Heinz web site. Our guest today is William R. Johnson, Chairman, President and CEO of the H. J. Heinz Company.

Mr. Johnson is here to discuss the benefits of the Company’s transformation strategy and the outlook for Heinz.

Thanks for being here Bill. Let’s start off by talking about strategy.

1) What is your strategy for driving growth and profits?

Our strategy is clear: Heinz is completing a bold transformation to achieve more profitable growth, more consistent results and better performances from our brands and our people.

Heinz has become a much stronger and leaner company, focused on achieving more dynamic growth in three value-added core categories where we expect to and believe we have a right to win: Ketchup & Condiments, Meals and Snacks, and Infant Food. Our primary focus will be to grow what we own.

The transformation has been dramatic. We have divested more than $3billion of non-core businesses since FY 2003. We have realigned and simplified our portfolio and greatly improved our people and our processes. With strong cash flow and sharply lower costs, Heinz is in a strong position to drive the growth of our leading brands in key geographic markets, through increased marketing and product and packaging innovation.

2) Is your strategic transformation plan working?

Yes. We have delivered excellent results in New Zealand, Australia, Canada and the United States that rank near the top of the food industry since we commenced this initiative in December 2002.

I’m proud of the fact that a leading food analyst wrote recently that our transformation plan has “ignited out-sized, top-line growth and market share gains” in our North American retail business.

At our Pacific operations in New Zealand and Australia, operating profits have more than doubled in the past three years while Canada has delivered target or better performance for 20 consecutive quarters.

The best measure of a company is its cash flow where we have achieved record results. Over a three-year period through FY 2005, Heinz generated cash flow from operations of more than $3 billion. That’s impressive by any standard for a food company of our size.

Looking ahead, Heinz expects improved results in Europe, where we have been divesting non-core businesses and realigning our portfolio to create a stronger foundation for profitable growth in that important market.

Overall, we expect the success of our transformation plan to have a positive impact on Heinz sales and earnings in FY 2007 and FY 2008.

3) How does Heinz compare with other major food companies?

Heinz is a leader in the food industry and has been for 137 years. We have led the way in terms of quality and innovation, with a brand name that is recognized and admired around the world.

Now our transformation plan is strengthening the Company’s growth potential and performance by focusing on the three value-added core categories where we have leadership positions and proven competitive advantages.

To be sure, Heinz is smaller than some global food companies in terms of revenue, but our plan to focus and simplify our portfolio is emerging as the model for peer companies all across our industry. It’s a winning strategy that puts performance and profits ahead of size.

Reflecting the success of our plan, our results in New Zealand, Australia, Canada and the United States are among the best in our peer group and we’re now positioned to duplicate that success in Europe.

4) How is Heinz going to enhance shareholder value?

With our transformation plan virtually complete, Heinz is well-positioned to drive shareholder value, by delivering growth in sales, earnings, cash flow and in dividends. These will demonstrate the fundamental strength and values of our Company. We expect to be a premier performer in the food industry, and we believe investors and analysts who follow our stock will recognize our progress and achievements.

The fact is that Heinz shareholders are already benefiting from the Company’s transformation. Our Company has returned more than $4 billion to shareholders over the last four years, through the special Del Monte spin-off dividend, our regular dividends and share repurchases.

5) Do you think Heinz has moved fast enough to create value for shareholders?

I recognize that we could have moved faster and more aggressively. But we have made tremendous progress since I became CEO eight years ago. Our strong performance in the past three years and our projection of faster growth in the coming year demonstrate our ability to apply lessons we have learned.

Back in 1999, I realized that Heinz faced some tough years ahead, with the consolidation of the big retailers and a deflationary price environment. The Board and I concluded that we would have to fundamentally change Heinz to succeed in this changing environment.

Our first step was to attempt to consolidate within the food industry, but our discussions with Best Foods and others did not produce an agreement.

Next, Heinz set about to create value the old-fashioned way by growing the business organically and focusing on those parts of our portfolio where we had strong leadership positions, backed by great brands and great categories.

Finally, we realized that a total transformation was necessary to focus the business on our value-added core categories. Today Heinz is in fighting shape to deliver solid growth for our shareholders and exceptional value.

6) What do you think consumers expect from Heinz?

I believe that Heinz has a contract with consumers, who have come to expect a lot from our Company over its 137-year history. Consumers buy Heinz products because they expect our brands to deliver quality, value, taste, nutrition and reliability. Divesting non-core brands under our transformation plan has enabled Heinz to focus even more on meeting the expectations of consumers who purchase our top brands. With consumers in mind, we have also completed targeted acquisitions to add great brands like Classico pasta sauces and HP and Lea & Perrin’s Worcestershire sauce. To delight consumers further, Heinz is also focused on product and packaging innovations, especially in our Top 10 brands, which will allow us to improve the value equation for consumers. I’ll be candid about this – keeping our contract with consumers is what gets me up in the morning and what unites all Heinz employees.

7) Why is innovation important to the future of Heinz?

Innovation is the lifeblood of our company and in fact, our industry. We have a solid pipeline of innovative products and ideas for FY 2007 and FY 2008. We’ve also created a new Heinz Innovation Model to develop and align innovation globally and to establish a functional company-wide network of innovation leaders. Fundamentally, innovation derives from a thorough understanding of our consumers.

8) What is the Company’s position on Nelson Peltz and his plan?

On May 24, the Heinz Board of Directors unanimously rejected his demand for five board seats. The Board’s decision was based on his corporate governance record and the unrealistic targets in his plan. Mr. Peltz’s nominees failed to meet both the qualifications and standards for directorship or independence under the Heinz Corporate Governance Principles.

He is seeking seats on the Heinz Board for himself and four men who are his friends, employees or relatives. The Board expressed substantial concern that the Peltz insiders, if elected, would put his interests and the interests of his hedge fund ahead of the interests of Heinz shareholders as a whole.

The Board noted that Triarc Companies, the publicly-traded holding company where Mr. Peltz serves as Chairman and CEO, received a low grade from Institutional Shareholders Services in the critical area of corporate governance. By comparison, Heinz ranked among the top 10 among all S&P 500 companies in corporate governance, according to ISS.

The facts speak for themselves: Heinz has a superb corporate governance record, with a diverse and independent Board that is committed to representing all Heinz shareholders, not one special interest group.

Either corporate governance matters, or it doesn’t.

9) What are the principles that guide you as Chairman, President and CEO of Heinz?

As only the fifth person to serve as Chairman of Heinz, I try to follow these principles:

  I believe it’s important to employ great people, treat them well and hold them accountable

  I believe it’s important to challenge and support management to achieve stretch goals

  I think every CEO must strive to set a clear and positive strategic vision to motivate and unite the entire organization. For example, at Heinz, our clear vision is to be the premier global food company in our three value-added categories: Ketchup and Condiments, Meals and Snacks, and Infant Food

  I encourage collaboration between various business functions at Heinz

  I aim to thoroughly understand our business and our customers. I make it a point to visit our customers regularly to listen to their concerns and learn how we can work together to improve our collective businesses

  I try to stay mentally and physically fit to better withstand the rigorous travel requirements of a global company and I make my family a priority

Thanks, Bill for sharing your insights with us today. We look forward to getting more updates on the Heinz Web site during Fiscal Year 2007.

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Board of Directors

William R. Johnson
Chairman, President and Chief Executive Officer, H. J. Heinz Company

Bill Johnson has been President and CEO of Heinz since 1998. A seasoned Heinz executive of more than 24 years standing, Bill has led Heinz through a bold strategic plan to transform the company into a strong, efficient, highly focused portfolio of leading brands in three core categories: Ketchup & Sauces, Meals and Snacks, and Infant Food.

With the support of the Board of Directors, Bill has strengthened and simplified the business by focusing on and investing in the Company’s Top 10 brands, including the legendary Heinz® brand, driving superior value for Heinz shareholders and consumers.

To date, the company’s four-year strategic transformation has accelerated Heinz’s growth and generated record cash flow from operations of almost $4.4 billion, enabling the Company to return more than $4.2 billion to shareholders through special and annual dividends, and share repurchases.

With annual revenue of more than $8.5 billion, streamlined businesses, lower operating costs and a highly focused portfolio of core products, “Heinz is now in superb fighting shape to deliver superior shareholder value and growth,” Bill says.

Bill Johnson is a leader who understands and embraces the principles and values that have made Heinz a food industry leader since Henry John Heinz founded the Company in 1869.

“Heinz has a contract with consumers. They expect a lot from Heinz and they expect our brands to deliver quality, value, taste, nutrition and reliability,” he says. “Keeping our contract with consumers is what gets me up in the morning and what unites all Heinz employees.”

Bill was appointed President and CEO of Heinz in 1998 and became the fifth Chairman in the history of the company when he assumed that title in September 2000. He has had a long and successful career at Heinz, starting as a consumer marketing executive, where, as VP Marketing, he completed the successful rollout of plastic packaging for Heinz ketchup. He rose rapidly through the ranks to become President and CEO of Pet Products, where he doubled sales and quadrupled profits over the next eight years. He assumed the leadership of Star Kist in 1992, joined the Heinz’s Board of Directors in 1993 and became President and Chief Operating Officer of Heinz in 1996.

The son of a former NFL football coach, Bill Johnson also lists among his achievements the negotiation of the stadium naming rights agreement in 2001 with Steelers owner Dan Rooney, which forged a strong partnership with the Pittsburgh Steelers, one of the most popular NFL franchises. Heinz Field in Pittsburgh has become a powerful marketing showcase for a winning lineup of Heinz products.

An active supporter of community organizations, Mr. Johnson has served as a member of the national Athena Awards committee, chaired the 2001 annual campaign for the United Way of Western Pennsylvania, and chaired numerous local events including the 2004 Pittsburgh Cultural Trust gala event. In 2006, he received the Helen Keller Award in recognition of Heinz’s contribution in the global fight against malnutrition.

Bill sits on the Board of Directors for the Grocery Manufacturers of America. He is also an active advisory council member for the University of Texas McCombs School of Business. He earned his undergraduate degree from UCLA and his MBA from the University of Texas. Bill is married and has two children.

Charles E. Bunch
Chairman and Chief Executive Officer, PPG Industries

Charles E. Bunch is chairman of the board and chief executive officer of PPG Industries.

After joining PPG in 1979, he held finance assignments at glass plants in Indiana and Alabama. In 1982 he was appointed manager of European finance and planning in Paris.

Bunch was named manager of European flat glass and commercial products in 1985, and the following year became managing director of PPG's Italian glass subsidiary.

He was named corporate director of purchasing and distribution in Pittsburgh in 1988. He was named general manager of architectural coatings in 1992, vice president of that unit in 1994, and vice president, fiber glass, in 1995. He was elected senior vice president of strategic planning and corporate services in 1997, and executive vice president, coatings, in early 2000. He was named president, chief operating officer and board member in July 2002; chief executive officer in March 2005; and to his current post in July 2005.

A native of Philadelphia, Bunch received a degree in international affairs from Georgetown University and a master's degree in business administration from the Harvard University Graduate School of Business Administration.

He is director and deputy chairman of the Federal Reserve Bank of Cleveland, a member of the University of Pittsburgh's board of trustees, and a member of the board of directors of the National Association of Manufacturers.

Mary C. Choksi
Managing Director, Strategic Investment Partners

As a founding partner and managing director of both the Strategic Investment and Emerging Markets Groups, Ms. Choksi focuses on construction and oversight of the international equity portfolios and on venture investments in investment advisory firms. She is also a member of the strategy group responsible for determining the asset mix of globally diversified client portfolios. The Strategic Investment and Emerging Markets Groups, which are located in Arlington, Virginia, manage approximately $25 billion in assets for a wide range of institutions and private investors. Ms. Choksi makes regular visits to emerging markets and is on the board of the group's Emerging Markets South Asia Fund.

Prior to establishing the groups in 1987, Ms. Choksi worked in the Pension Investment Division of the World Bank. Before that assignment, she was a senior program officer for the World Bank in South and Southeast Asia, where she participated in the development of the Bank's country strategy, particularly for India and Indonesia.

Ms. Choksi earned an M.A. degree in international relations from Johns Hopkins University. She also holds an M.P.A. degree in public affairs and a B.A. degree in French, both from the University of Minnesota.

Ms. Choksi is a board member of the Emerging Markets South Asia Fund and the Emerging Markets Quantitative Portfolio. She is a Trustee of The National Museum of Women in the Arts and of the St. Albans School.

Leonard S. Coleman, Jr.
Former President of the National League of Professional Baseball

Mr. Coleman is the former president of The National League of Professional Baseball. Mr. Coleman signed on with Major League Baseball in 1992 as executive director-market development. Previously, Mr. Coleman was a municipal finance banker for Kidder, Peabody & Company. Prior to joining Kidder, Mr. Coleman served as commissioner of both the New Jersey Department of Community Affairs and Department of Energy, and chairman of the Hackensack Meadowlands Development Commission and the New Jersey Housing and Mortgage Finance Agency. He was the vice chairman of the State Commission on Ethical Standards and a member of the Economic Development Authority, Urban Enterprise Zone Authority, Urban Development Authority, State Planning Commission and New Jersey Public Television Commission. Mr. Coleman also has served as president of the Greater Newark Urban Coalition.

From 1976 to 1980, Mr. Coleman worked in Africa in mission service for the Protestant Episcopal Church of the United States, providing management consultant services in health care, education and church and community development in 17 African countries.

Mr. Coleman received an undergraduate degree in history from Princeton University. He also earned a master's in public administration degree and a master's in education and social policy degree, both from Harvard University.

Mr. Coleman serves on the Board of Directors of The Omnicom Group, Cendant Corp., Aramark, Churchill Downs and Electronic Arts. He also serves as a director of a number of other organizations, including the Children's Defense Fund, The Metropolitan Opera, the Schumann Fund, and Little League Baseball.

Mr. Coleman is chairman of the Jackie Robinson Foundation. He is a former chairman of the Board of Trustees of the Presiding Bishop's Fund for World Relief and the United States chairman of the Bishop Tutu Scholarship Fund.

Peter H. Coors
Chairman, Coors Brewing Company

Peter H. Coors is chairman of Coors Brewing Company and vice chairman of Molson Coors Brewing Company. Pete is a native of the state of Colorado. He was born on September 20, 1946, in Golden, Colorado, and remains a resident of Golden today.

He graduated from the Phillips Exeter Academy in Exeter, N.H., in 1965, attended Cornell University where he received his bachelor's degree in industrial engineering in 1969. He earned a master's degree in business administration from the University of Denver in 1970. He also has received honorary doctorates from Regis University in 1991, Wilberforce University in 1992, and Johnson & Wales University in 1997.

Pete's professional career in the brewing business follows a Coors tradition that has spanned more than a century and five generations of Coors family members. He has served in a number of positions at the company. In 1993, Peter was named vice chairman and chief executive officer for Coors Brewing Company. In 2002, he was named Chairman, Coors Brewing Company and Chairman of Adolph Coors Company.

Pete's outside corporate board of director memberships include U.S. Bancorp, Inc., H. J. Heinz Company, and Energy Corporation of America. He is a trustee of the Adolph Coors Foundation and the Castle Rock Foundation. His numerous and diverse civic responsibilities include serving as a trustee and member of the executive board of the Denver Area Council of the Boy Scouts of America, and a member of the National Western Stock Show Association executive committee, and a member of Colorado Uplift. Pete serves as a board member of the University of Colorado Hospital. He also is a member of the International Chapter of Young Presidents Organization.

Pete is an avid outdoorsman. Active in wildlife conservation, he serves on the boards of several conservation groups. Peter also is a former national president and chairman of Ducks Unlimited, and is a member of the National Wildlife Centennial Commission.

Pete is the son of Joseph and Holly Coors, and is a great-grandson of Adolph Coors, who founded the Golden brewery in 1873. He and his wife, Marilyn, have six children and two grandchildren.

John G. Drosdick
Chairman, President and Chief Executive Officer of Sunoco, Inc.

John G. "Jack" Drosdick is Chairman, President and Chief Executive Officer of Sunoco, Inc. He was president and COO of Sunoco since 1996, president of Ultramar Corp. (1990-96) and Tosco Corp. (1987-90). He began his career with Exxon (1968-83). Mr. Drosdick is also a board member of United States Steel Corporation, and chairman of Sunoco Logistics Partners L.P. He is a trustee of the Philadelphia Museum of Art, the Kimmel Center for the Performing Arts, and is chairman of the board of trustees of Villanova University. Sunoco, Inc., is one of the largest independent refiner-marketers in the USA. Sunoco's Chemical Division is the leading producer of phenol and among the leading producers of polypropylene in North America.

Edith E. Holiday
Attorney and Director, Various Corporations

From 1990 to 1993 Edith (Ede) E. Holiday was Assistant to President George Bush and Secretary of the Cabinet. In this capacity, she was the primary White House liaison with his Cabinet and all federal agencies. Previously, Ms. Holiday had been appointed by President Bush and confirmed by the United States Senate to Chief Legal Officer of the Treasury Department. She was the recipient of the Secretary's highest award, the Alexander Hamilton Award.

During the Regan administration, Ms. Holiday was appointed to the position of Chief Spokesman for the Treasury Department. Ms. Holiday was Chief Counsel and National Financial and Operations Director for the George Bush National Presidential Campaign and Political Organization from 1985 to 1988. In 1984 she was named Executive Director of the President's Commission on Executive, Legislative, and Judicial Salaries.

Candace Kendle
Chairman and CEO, Kendle International Inc.

Candace Kendle, PharmD, is co-founder, chairman and chief executive officer of Kendle, a global provider of Clinical Development, Regulatory Affairs, Biometrics and Late Phase solutions for the biopharmaceutical industry. Kendle has grown from a small, private company in 1981 into one of the world's largest clinical research organizations (CROs) with offices on six continents, nearly 2,000 associates and 2004 revenues of $172.9 million.

Under Dr. Kendle's leadership, Kendle is delivering results for both customers and shareholders. In 2004, she led the company's reorganization into a streamlined customer-focused operating unit structure based on the Balanced Scorecard Management System. Demonstrating the new organization's success, Kendle grew sales at triple the market in 2004. The company also is demonstrating strong improvement in financial results for its shareholders. From Dec. 31, 2004 to Dec. 31, 2005, Kendle delivered a 192.5 percent increase in its stock price, resulting in the company being named one of the 20 best-performing stocks nationally for 2005.

Dr. Kendle is a recognized leader in the CRO industry. She is a founding member and current Chair of the Association of Clinical Research Organizations (ACRO), which fosters continued advancement of medical product development and expedites the introduction of new medicines and new treatments to improve health and save lives.

Dr. Kendle is the recipient of numerous awards. She was recognized in 2001 by Worth magazine as one of the nation's top 25 female CEOs. In addition to serving as a director of the H. J. Heinz Company, she is a member of The Committee of 200, an organization of preeminent women entrepreneurs and corporate leaders.

Prior to founding the company, Dr. Kendle held senior faculty positions in the pharmaceutical programs of several leading institutions. More recently, she has played a key role in the development of the master of science program in global drug development at the University of Cincinnati.

Dr. Kendle received doctorate and bachelor of science degrees in pharmacy from the University of Cincinnati. She completed her residency at Children's Hospital Medical Center in Cincinnati and an epidemiology fellowship at the University of North Carolina School of Public Health. Dr. Kendle also has completed continuing education courses at Harvard Business School and Stanford University.

Dean R. O'Hare
Retired Chairman, The Chubb Corporation

Dean R. O'Hare retired in December, 2002 as Chairman and Chief Executive Officer of The Chubb Corporation, based in Warren, New Jersey. He joined Chubb as an underwriting trainee in 1963 and was later named an officer of the corporation, then Chief Financial Officer and finally President in 1986.

He holds a B.S. degree in financial management from New York University and an M.B.A. from Pace University Graduate School of Business Administration. He is a leading voice on international trade issues and is Vice-Chairman of The United States Council on International Business and has served as a member of the President's Trade Advisory Committee. Mr. O'Hare presently is a director of the Fluor Corporation, Chairman of the Board of Seapass, director of DFA Capital Management, a director of Proudfoot Consulting and a director of AGL Resources.

Mr. O'Hare is active in many philanthropic organizations. He is Co-Chairman of the Hospital for Special Surgery in New York, a trustee and Chairman of the Finance Committee of St. Benedict's Preparatory School in Newark, New Jersey, Chairman of the New Jersey Partnership, a trustee of the University of Dublin in Ireland and a trustee of the Intrepid Museum in New York.

Mr. O'Hare is married to Kathleen Walliser and has two sons.

Dennis H. Reilley
Chairman, President and Chief Executive Officer of Praxair

Dennis Reilley became chairman, president and chief executive officer of Praxair in 2000.

Prior to joining Praxair, Reilley was executive vice president and chief operating officer of DuPont. He held numerous positions at DuPont and its former energy subsidiary, Conoco. Reilley joined Conoco in 1974 and served in a variety of positions in both upstream and downstream organizations. In 1989, he transferred to DuPont. From 1990 to 1994, he served as vice president and general manager of the titanium dioxide business. Between 1994 and 1995, he held the position of vice president and general manager of the specialty chemicals business. In 1996, he was named vice president and general manager of the Lycra business. Reilley was named an executive vice president in 1997 and chief operating officer in 1999.

A native of Oklahoma City, Oklahoma, Reilley received a bachelor of science degree in finance from Oklahoma State University. He also is a graduate of Harvard Business School's Program for Management Development. He is a member of the U.S. Department of Energy's Electricity Advisory Board as well as a member of the boards of H.J. Heinz Company (effective December 1, 2005), the Marathon Oil Company and the Conservation Fund. He is a former chairman of the American Chemistry Council.

Lynn C. Swann
President, Swann, Inc.

Lynn C. Swann is president of Swann, Inc., a consulting firm specializing in marketing and communications.

Mr. Swann serves as a director on the Hershey Entertainment and Resorts Company Board and the H. J. Heinz Company. He was also chairman of the President’s Council on Physical Fitness and Sports from 2002-2005. A former All-Pro wide receiver for the Pittsburgh Steelers and 2001 Hall of Famer, he spent 29 years with ABC Sports as a sports analyst and broadcaster before retiring in 2006.

Active in community affairs, Mr. Swann is national spokesman and former board president of Big Brothers and Sisters of America and former director of the Pittsburgh Ballet Theatre.

Mr. Swann holds a B.A. degree in public relations from the University of Southern California.

He and his wife, Dr. Charena Swann, and their two sons reside in Pittsburgh.

Thomas J. Usher
Retired Chairman, U.S. Steel Corporation

Thomas J. Usher is retired Chairman of the Board of Directors of United States Steel Corporation, headquartered in Pittsburgh. Mr. Usher began his career with U.S. Steel in 1965 in its industrial engineering department. He also held a number of supervisory positions in the firm's South (Chicago) Works. In 1978, he was named assistant division superintendent of the primary mills at Gary (Indiana) Works. In 1979 he returned to Pittsburgh as Director of Corporate Strategic Planning. He held a succession of senior management positions at U.S. Steel Mining Company, Inc. and was appointed President of the steel division in 1990. He joined the corporate policy committee and was elected President of U.S. Steel Group and the USX board of directors in 1991. In 1994 he became President and Chief Operating Officer of USX Corporation.

A former chairman and director of the U.S.-Korea Business Council; and a member of the Business Council. He is a member of the Board of Trustees of the University of Pittsburgh, and serves on the board of directors of the Boy Scouts of America and the Extra Mile Education Foundation.

In addition, Mr. Usher is chairman of the board of directors of Marathon Oil Corporation and serves on the board of directors for PPG Industries, and PNC Financial Services Group.

Mr. Usher holds a B.S. degree in industrial engineering, an M.S. degree in operations research, and a Ph.D. in systems engineering, all from the University of Pittsburgh.

* * *

Office of the Chairman

Jeffrey P. Berger
Executive Vice President, President & CEO of Heinz Foodservice

Jeff has been President & CEO of Heinz Foodservice since 1994. He is responsible for the overall growth and strategic direction of the Heinz Global Foodservice Business. Currently, Jeff oversees a business with revenue in excess of $1.6 billon including all manufacturing, agriculture, sales, marketing and logistics for North America Foodservice.

Heinz believes, given the current trend for “good food on-the-go,” that the foodservice sector represents a strong market opportunity for the company. With Jeff at the helm, the Foodservice division is focused on leveraging Heinz’s strong brand portfolio and brand awareness to extend the Company’s relationships with its global foodservice customers and deepen its geographic and product penetration in its core geographies. These include:

  Delivering portable and innovative packaging solutions, such as dip cups, ramekins and tray packs; and
  Creating flavor solutions that address diverse consumer tastes (e.g. steak sauce, cocktail sauce, Chipotle mayonnaise and Asian sesame dressings)

Jeff Berger joined Heinz in 1974 as a buyer in the Purchasing Department and subsequently held various positions at Heinz in Purchasing, Marketing, Operations and Mergers & Acquisitions. In 1983, he was named General Manager of Marketing, with responsibility for the Foodservice and Export Marketing Division. He was promoted to Vice President of Heinz Foodservice, the Company’s largest Division in 1989.

Born in Pittsburgh, Jeff earned both a bachelor’s and master’s degree in Education from California State University of California, Pennsylvania. Additionally, he attended business school at Duquesne University and is a graduate of the Executive Management Program at Harvard. Jeff is also a U.S. Army veteran.

Jeff is currently a Board Director for Parkhurst Dining Services, the California University of Pennsylvania and the Educational Foundation of the National Restaurant Association. He also has strong links with several community and charitable associations, such as the Boy Scouts of America and the Lemieux Cancer Foundation.

Theodore N. Bobby (Ted)
Senior Vice President and General Counsel, H.J. Heinz Company

Ted Bobby directs worldwide legal affairs for Heinz and has more than two decades of experience with the Company. He has extensive expertise in mergers and acquisitions, securities law, finance transactions, executive compensation and benefits, litigation and general commercial and regulatory matters. He is also responsible for Heinz’s Corporate Governance, Ethics and Compliance functions.

Ted has been the lead attorney for many of the Company’s key acquisitions and divestitures, including the two largest acquisitions (HP Foods and Quaker Oats’ North American Pet Food business) and the largest divestiture (Del Monte spin-off) in the Company’s history. He also has experience in foreign transactional work, including Europe, Canada, Asia and Latin America.

Ted is a member of the Company’s Crisis Management and Political Action Committees. As a member of the Company’s Investment & Retirement Plan Oversight Committee, he has worked extensively with the Company’s benefit programs.

Ted is a 1977 graduate of the University of Pittsburgh School of Law. He graduated from the University’s School of Engineering with a B.S. degree cum laude in Electrical Engineering. Before entering law school, Ted was an engineer at the Westinghouse Bettis Atomic Power Laboratory. Prior to joining Heinz, Ted was an attorney with Allegheny Power Service Corporation.

Ted is currently a member of the Board of Directors of Neighborhood Legal Services and is active in numerous pro bono initiatives. He is a past President of the Society of Corporate Secretaries and Governance Professionals – Pittsburgh Chapter and a Trustee of the H.J. Heinz Company Foundation.

In 2005, Ted was the recipient of the University of Pittsburgh Varsity Letter Club Award of Distinction.

Ted, his wife, Kathie, and their two teenage sons, Matthew and Christopher, reside in Gibsonia, Pennsylvania.

Michael (Mike) D. Milone
Senior Vice President, Australia, New Zealand and Rest of World

Appointed to his current position in May 2006, Mike is responsible for Heinz operations in Australia, New Zealand, Latin America, Africa and the Middle East. He is also responsible for Heinz’s Office of Risk Management, including the Global Quality and the Environmental-Health-Safety functions.

Mike first joined the H. J. Heinz Company in 1980 as an Assistant Product Manager for Heinz USA. He was swiftly promoted through the ranks and held various positions including: Senior Product Manager - Heinz Ketchup; General Manager – Condiments; General Manager – Dog Food Marketing; and Vice President - Pet Products Marketing. In 1996, he was appointed President and COO of Heinz Pet Products. In 1998, he was promoted to head Global Category Development for Heinz at World Headquarters. Mike became a Senior Vice President in 2000. Mike also served as Chief Executive Officer of Star-Kist Foods, managing the business through the transition and spin-off to Del Monte.

Since the spin-off to Del Monte, Mike has held several regional international roles heading Heinz businesses in Latin America, Africa, India, the Middle East and Asia. Under Mike’s leadership, Heinz’s continuing core businesses in these areas have shown top line and bottom line growth averaging 10% annually over the past four years. Non-core businesses exceeding $150 million in sales have also been divested during that time.

Mr. Milone holds a B.A. degree from Colgate University and an M.B.A. degree from the University of Pennsylvania, Wharton Graduate Division.

He and his wife Julie, and their two children, John and James, make their home in Pittsburgh.

David C. Moran
Executive Vice President, H.J. Heinz Company
President & CEO, North American Consumer Products

When Heinz announced its global turnaround strategy, an important part of the turnaround was the strengthening and realignment of its management team. As part of that process, Dave Moran was appointed to the newly-created role of President, U.S. Consumer Products. Two years later, he was named EVP, President & CEO, U.S. Consumer Products, and in May 2006, he also assumed responsibility for the Heinz Canada business unit, becoming President and CEO of North American Consumer Products.

Heinz North American Consumer Products is a $2.6 billion business unit centered on the company’s retail businesses in its three core categories: Ketchup & Sauces, Meals & Snacks and Infant Nutrition (Canada). Dave has full accountability for the unit’s P&L, as well as all related business functions, including marketing, sales, finance, research and development, human resources, operations and supply chain.

Since the formation of the Consumer Products unit in 2003, Dave has led the successful transformation of Heinz’s North America division into a more effective, efficient and customer-focused organization. In the past three fiscal years, Dave and his team delivered volume growth of 18%, which in turn has fueled sales growth of 26%, profit growth of 35%, and generated a 62% increase in free cash flow.

Dave joined Heinz in March 1998, as Vice President, Sales for Heinz U.S.A. and was promoted in 1999 to become President of the Heinz Sales Company, where he was responsible for $5 billion in sales of all branded products sold through the grocery channel. In this role, Dave led a comprehensive restructuring of all elements of the sales function, including the establishment of dedicated sales teams for each of Heinz’s top customers. This initiative allowed Dave and his team to deliver 7% annual growth from Heinz’s top ten customers.

Prior to joining Heinz, Dave began his career with The Procter & Gamble Company. He joined The Clorox Company in 1984 as a Regional Manager. During the next 15 years, Dave made a rapid progression through positions of increasing responsibility including Division Manager, Planning Manager, and National Sales Manager for the $1.3 billion laundry and home cleaning division. Dave also played a key role in several acquisitions, which propelled Clorox into the leading positions within the home cleaning category.

Dave holds a bachelor’s degree in marketing from the University of Louisville in Kentucky. He and his wife, Laurie, reside in Pittsburgh with their two children. Dave is active in the community, serving on the boards of the Pittsburgh Zoo and Aquarium, as well as the Western Pennsylvania chapter of the American Heart Association.

Dave also serves as a Director of the Imperial Sugar Company.

Scott O’Hara
Executive Vice President, President & CEO of Heinz Europe

Scott joined Heinz at the beginning of 2006 as Executive Vice President, Asia-Pacific, Rest of World and Canada, from Gillette Group International. He was quickly appointed to the position of EVP, President & CEO of Heinz Europe, a position that he assumed on May 4, 2006.

Scott led the Functional Excellence initiative for Gillette in the UK that contributed to the substantial transformation of the Gillette business from year-to-year declines to the fastest growing Gillette business in Europe.

Scott also was appointed to lead the integration of the Gillette business into P&G for Europe and completed the planning work to deliver the targeted synergies in Europe, before leaving in December.

Scott spent 15 years at Gillette, where he held various positions during that time, including Senior Vice President, Europe; General Manager for Gillette in the UK and for the Benelux countries of Belgium, the Netherlands and Luxembourg; and Vice President of Sales for Gillette.

Scott received his BSBA from the University of South Florida in 1984.

Scott and his wife, Tringa and their two daughters, Lauren and Caitlin, reside in Pittsburgh.

D. Edward I. (Ted) Smyth
Chief Administrative Officer and Senior Vice President – Corporate and Government Affairs

Ted Smyth has nearly two decades of experience with the Company and is currently responsible for worldwide organizational and talent management, public relations, government relations and crisis management. He is Chairman of the Heinz Global Communications Committee and the Heinz Crisis and Issues Committee and reports directly to Bill Johnson, Heinz’s Chairman, President and CEO.

Prior to joining Heinz, Ted spent 15 years in the diplomatic service of Ireland, serving in Irish embassies and offices in Geneva, Portugal, Washington, D.C. and London. In 1974-75, Ted was a delegate to the East-West 36 nation Conference on Security and Cooperation in Europe (CSCE) in Switzerland. In the early 1980’s, he served as a special advisor to the Irish Prime Minister in seeking a peaceful resolution to the Northern Ireland conflict. In 1983 he was a member of the Secretariat of the New Ireland Forum and from 1985 to 1988, Ted was Press Secretary for the Irish government in the United Kingdom.

Ted is an honors graduate in history and political science from Trinity College, Dublin. He has published many articles on public policy and speaks regularly at communications and government conferences.

Ted is a trustee of the H. J. Heinz Company Foundation, a member of the Board of Directors of Hain Celestial Group, a Director of the Africa America Institute, the Ireland Funds, and Sewickley Academy. He is also a member of the Government Affairs Council of the Grocery Manufacturers of America and the Global Studies Program of the University Center for International Studies at the University of Pittsburgh.

He is married to Mary Breasted, a novelist and former New York Times reporter. They have three children, Nicholas, Sally and Jenny.

Christopher Warmoth
Senior Vice President, Heinz Asia

Chris Warmoth, recently appointed Senior Vice President, Heinz Asia, has more than 20 years experience in the consumer goods industry. He comes from a strong marketing background and has experience working in developed and emerging markets, having held senior management positions with Coca-Cola and Proctor & Gamble all over the world. Before moving to Asia for Heinz, Chris managed two regions in Europe: Heinz Eastern Europe and Heinz Northern Europe. In this role, he oversaw the Company’s venture into Russia and helped drive substantial double-digit sales growth in Poland while increasing operating profit margins there to 15.5% in fiscal year 2006 from 8.2% in fiscal year 2002.

Chris joined Heinz from Coca-Cola, where he spent two years as Director of Business Development and Marketing for CEEMEG (Central Europe, Eurasia, and the Middle East Group), a $5 billion business for the Coke system, reporting directly to the Group President for CEEMEG. At CEEMEG, Chris led several organization initiatives, including bottler realignments and marketing capability upgrades, which successfully improved efficiency and innovation and helped drive record sales and profit growth. Under his leadership, there was a major step change in collaboration between the four divisions of CEEMEG, which resulted in a shared advertising campaign, in-store brand representation and new product ideas. Chris also designed and implemented a new organization design for the group, which moved Coca Cola to a “hub” approach and reduced the employee headcount by about 25%.

Prior to joining Coca Cola, Chris spent more than 20 years with Procter & Gamble, where he was promoted quickly through the ranks, spending his first 10 years in marketing and his last 11 in general management. In his last position as Vice President of P&G’s $2.1 billion Western European Fabric Care business, Chris returned the division to profitable growth as he found the right balance between a regional and local approach. Chris earlier spent four years as Vice President for the Arabian Peninsula, where he helped build record profits, the highest margins of any P&G business and world-leading P&G shares in laundry detergents, shampoos and diapers. He also led the laundry category for the Middle East and Africa region. Other roles at P&G included Vice President, U.S. Diapers, where Chris successfully launched Pampers Premium and re-positioned Luvs; and General Manager, European Paper, where he led the launch of Always, which reached a 30% market share within 18 months.

Chris has a first class honors degree from Oxford University. He is married and currently resides in Vienna. He will be relocating to Shanghai.

Arthur (Art) B. Winkleblack
Executive Vice President and Chief Financial Officer

Art Winkleblack joined Heinz in 2002 and has worked alongside Bill Johnson over the past four years to implement the strategic initiatives required to transform the business into a more streamlined and focused business and leverage the company’s world-class portfolio of powerful brands.

With the first phase of the turnaround plan successfully completed, the top 10 Heinz brands now account for 60% of sales and Heinz has number-one and number-two brand market positions in more than 50 countries. The Heinz® brand alone is a global icon - it enjoys international renown and accounts for nearly $3 billion in annual sales. Other powerful U.S. brands include Ore-Ida®, Smart Ones® and Classico® and Heinz counts Plasmon®, HP®, Lea & Perrins® amongst its best-known overseas brands.

Mr. Winkleblack joined Heinz in January of 2002. Prior to that, he worked in private equity, holding finance, strategy and operating roles affiliated with Boston Ventures, Hicks, Muse Tate and Furst, and Indigo Capital. This followed almost 15 years of large-company experience with PepsiCo and AlliedSignal.

Mr. Winkleblack has an undergraduate degree from UCLA and an MBA from The Wharton School, at the University of Pennsylvania. Art and his wife, Barbara, and their two daughters live in Sewickley Heights, Pennsylvania.

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Corporate Governance

Delivering Superior Value Through Strong Corporate Governance

Like the clear glass bottles that Henry Heinz pioneered more than 130 years ago to enable consumers to see the purity of his food, our founder demanded quality of the H.J. Heinz Company’s business operations. As Heinz has grown through the years, it has continued to take great care in valuing honesty, integrity and the highest ethical standards.

In the same spirit, Heinz's Board of Directors believes that good corporate governance principles and practices provide a sound framework to assist the board in fulfilling its responsibilities to shareholders. The board recognizes the interests of the company's shareholders, employees, customers, suppliers, consumers and the communities in which it operates, who are all essential to the company's success. Accordingly, the board has adopted these principles relating to its role, composition, structure and functions. The board periodically reviews these principles and other aspects of corporate governance.

To learn more about Heinz’s corporate governance policies and procedures, please click on the links below:

Corporate Governance Fact Sheet
 Information about Heinz’s Board of Directors and governance practices

Principles
The role and structure of the Heinz Board of Directors, and information on how the board and committees function

Board of Directors
 Background information on Heinz's Board members

Committees
Heinz’s Board of Directors has five committees. Read about each one:

■	Executive
■	Audit
	o	Independence, Financial Literacy and Expertise of Audit Committee Members
■	Corporate Governance
■	Management Development and Compensation
■	Public Issues

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Corporate Governance Factsheet

Since Bill Johnson became Chairman in 2000, Heinz has had an outstanding record in corporate governance, with a highly independent, effective and diverse Board of Directors, which has earned high marks from corporate governance agencies like ISS and Governance Metrics International.

Highlights

Of the 12 Board Directors, 11 are independent and 3 are women

ISS (Institutional Shareholder Services) gives Heinz a Corporate Governance Quotient rating of 99.2%

ISS also rates Heinz as outperforming 99.6% of the companies in the S&P 500 Index and 100% of companies in the food beverage and tobacco group

Independence Standards meet the requirements set forth by the NYSE, SEC and IRS

83% of directors have less than 10 years tenure on the Board and 33% have less than 5 years tenure

All committees (including Audit, Compensation and Corporate Governance) are comprised of independent directors

o	Heinz established the position of Vice President Corporate Governance & Ethics in 7/1/05

Committee members and Chairs are rotated periodically

Corporate Governance materials are reviewed and approved by the Board and Committees and reflect SEC & NYSE requirements and are posted on Heinz.com

Strict Compliance with Sarbanes Oxley

All stock-based incentive plans have been approved by shareholders

Heinz is ‘shareholder friendly’ and does not have takeover defenses such as a staggered Board or a poison pill

Overview of Board

Board of Director Information	2006*
Size of Board	12 Directors
Average Age of Directors	57
Number of Independent Directors	11
Separate Chairman & CEO	No
Presiding Independent Director (Thomas J. Usher)	Yes
Independent Audit Committee	Yes
Independent Compensation Committee	Yes
Independent Corporate Governance Committee	Yes
Number of Board Meetings Held or Scheduled Annually	9*
Annual Board Elections	Yes
Corporate Governance Guidelines Approved by the Board	Yes
Outside Directors Hold Meetings Without Management Present	Yes
Board Self-Evaluation Required	Annually
Annual Review of Independence of Board	Yes
Committee members and Chairs are rotated periodically	Yes
Director Orientation/Education Programs	Yes
Officer and Director Stock Ownership Guidelines	Yes

* During FY 2006

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H. J. HEINZ COMPANY
CORPORATE GOVERNANCE PRINCIPLES

Heinz’s Board of Directors believes that good corporate governance principles and practices provide a sound framework to assist the Board in fulfilling its responsibilities to shareholders. The Board recognizes the interests of the Company’s shareholders, employees, customers, suppliers, consumers, creditors and the communities in which the Company operates, who are all essential to the Company’s success. Accordingly, the Board has adopted these principles relating to its role, composition, structure and functions. The Board periodically reviews these principles and other aspects of its corporate governance framework, including Board committee charters.

ROLE AND FUNCTIONS OF THE BOARD

Role of Board and Management

Heinz’s business is conducted by its employees, managers and officers, under the direction of the Chief Executive Officer (CEO) and the oversight of the Board, to enhance the long-term value of the Company for its shareholders. The Board of Directors is elected by the shareholders to oversee management and to ensure that the long-term interests of the shareholders are being served. Directors must fulfill duties of care and loyalty and act with integrity as they actively pursue Board matters and carry out their responsibilities. Heinz’s management must fulfill duties of care and loyalty and act with integrity as they actively pursue management matters and carry out their management roles.

Board Functions

As part of its oversight function, the Board approves the long-term strategy and vision for the Company, regularly meets, reviews and discusses reports by management on the performance of the Company, its strategic plans, vision, goals, financial objectives and prospects, as well as significant issues and risks facing the Company. The Board also selects, monitors and evaluates the performance of, and determines compensation and succession planning for, the CEO and Senior Executive Officers who report directly to the CEO. The Board approves directives, policies and procedures developed and recommended by the CEO to optimize the growth and profitability of the Company, the Company’s compliance with laws and regulations, and the long-term value of shareholders’ equity. The Board also oversees processes designed to maintain the integrity of the Company’s relationships with stakeholders, including shareholders, employees, customers, suppliers, consumers, creditors and the communities in which it operates.

The Board oversees the Company’s compliance with laws and regulations and its continuing pursuit of high ethical standards.

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Except where Board committees have sole authority to act as required by applicable law or rule of the New York Stock Exchange (“NYSE”), and except to the extent of the delegations of authority by the Board to the Board Committees, it is the general policy of the Company that major decisions and issues be considered by the Board as a whole.

SELECTION AND COMPOSITION OF THE BOARD

Board Membership Qualifications

Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of shareholders. They must have an inquisitive and objective perspective, mature judgment and demonstrated leadership in multinational companies or government, finance or accounting, higher education or other fields, or otherwise have a demonstrated ability to provide Company leadership and relevant expertise, industry knowledge, or marketing acumen. Directors must be able to devote sufficient time to effectively fulfill their responsibilities and duties and must be willing to limit their other activities to ensure this ability. Nominees should also represent all shareholders rather than special interest groups or any group of shareholders.

Selection and Nomination of Board Nominees

The Board is elected each year by the shareholders at the annual meeting of shareholders.

The Board has the responsibility for nominating director candidates to shareholders and filling vacancies. The Corporate Governance Committee is responsible for recommending candidates to the Board, as well as for recommending for approval by the Board any changes to the selection criteria for nominees for election to the Board.

Nominees should be selected on the basis of the qualifications set forth above, including their business and professional experience and qualifications, public service, and diversity of background, and taking into account the experience and qualifications of the continuing members of the Board. In determining whether to recommend a director for re-election, the Corporate Governance Committee also considers the director’s past attendance at meetings, and participation in and contribution to the activities of the Board.

Shareholders may suggest nominees for consideration by the Corporate Governance Committee by submitting their names and supporting information to the Secretary of H. J. Heinz Company at P. O. Box 57, Pittsburgh, PA 15230.

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Size of the Board

The Board believes that the appropriate size of the Board should be in the range of 10 -13 directors. The Board periodically reviews the appropriate size of the Board.

Board Leadership

The Board is led by the Chairman of the Board, who is selected by the Board and who has specific duties and responsibilities concerning Board meetings and providing information to the Board. The Chairman also serves as the principal liaison between the Board and the Company’s management.

The CEO and Senior Management are selected by the Board based upon recommendations from the Management Development and Compensation Committee. The Board periodically determines whether or not the role of Chairman and CEO should be separate or combined based on the Company’s circumstances at that point in time. Presently, the Board believes that the positions of Chairman and CEO should be held by the same person as this combination has served and is serving the Company well by providing unified leadership and direction. During executive sessions for independent directors at each regularly scheduled Board meeting, the Chair of the Corporate Governance Committee is the presiding director who chairs the executive sessions.

Independence

A substantial majority of the directors are and will continue to be independent directors who meet the NYSE’s definition of independence and the Company’s Board Independence Standards. The Board as a whole, by resolution, affirmatively determines the independence of any director.

Ethics and Conflicts of Interest

The Board expects its directors, as well as the Company’s officers and employees, to act ethically at all times, to comply individually with and oversee the Company’s compliance with all laws and regulations applicable to the conduct of the Company’s business, and to acknowledge their adherence to the policies comprising Heinz’s code of conduct. The Board will resolve any conflict of interest question involving a director, the CEO or a member of the Office of the Chairman, and the CEO will resolve any conflict of interest issue involving any other officer of the Company.

Stock Ownership

Non-management directors are required to own 10,000 shares of Company stock by September 2005, or within five years of the directors' election to the Board, whichever is later, to align the interests of directors with shareholders.

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Retirement and Resignation

No director may stand for reelection after attaining age 72, except for any director who served on the Board as of June 12, 1996.

Should a director’s principal occupation or business association change substantially during his or her tenure as a director, that director shall tender his or her resignation for consideration by the Chairman and the Corporate Governance Committee. The Chairman and the Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. Any director who is a full-time employee of the Company shall offer to resign from the Board at the time of his or her retirement, resignation or removal from full-time employment.

Term Limits

The Board does not believe that it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they could cause the Company to lose the contribution of directors who over time have developed increasing insight into the Company and its operations and therefore provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Corporate Governance Committee periodically reviews director contributions to the Board.

BOARD COMMITTEES

Number and Responsibilities of Committees

The Board has determined that it will constitute only those committees that it believes are critical to the efficient operation of the Board or are required by applicable law or a listing standard. The current five committees of the Board are (i) Audit, (ii) Management Development and Compensation, (iii) Corporate Governance, (iv) Public Issues, and (v) Executive. The membership of the Audit, Management Development and Compensation, Corporate Governance and Public Issues committees consist entirely of independent directors, as defined by the NYSE and determined in accordance with Heinz’s Board Independence Standards. The Executive Committee is comprised of the Chairman and CEO of the Company and the Chair of each of the first four committees. The Executive Committee may exercise all powers of the Board except as limited by resolutions of the Board or by law, however it is the general policy that major decisions and issues all be brought before the full Board. The Board may form new committees and, when permitted under applicable law or NYSE rules, disband an existing committee, and delegate additional responsibilities to a committee. The responsibilities of the committees are set forth in written charters, which are reviewed periodically.

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Assignment, Rotation and Removal of Committee Members

Committee members are appointed to committees by the Board of Directors, upon recommendation of the Corporate Governance Committee. Committee assignments are based on the Board member’s independence, business and professional experience, qualifications and public service as well as any requirements set forth in the respective committee charter and any NYSE rule and other regulatory requirements. The need for continuity, subject matter expertise, tenure and the preferences of the individual Board members will also be considered. Consideration will be given to rotating Committee members from time to time if rotation is likely to improve Committee performance or facilitate the work of the Committee. Directors will generally serve on a working Committee for about five to seven years before rotating. A Committee member may be removed by majority vote of the independent directors of the full Board of Directors.

Committee Meetings

The chair of each committee, in consultation with committee members and in compliance with NYSE rules and other regulatory requirements, determines the frequency of committee meetings and develops meeting agendas. An annual planning calendar of agenda items for each committee for the next twelve months is prepared and shared with the Board at each Board meeting. Each committee reports to the full Board on matters addressed by the committees in their meetings.

Committee Chairs

The chair of each committee will rotate. It is currently anticipated that chairs will serve for a period of 4 to 8 years unless otherwise agreed by the Chairman of the Board and the chair of the Corporate Governance Committee.

BOARD OPERATIONS

Board Meetings

Regularly scheduled meetings of the Board are held at least 6 times per year. The Board may hold additional meetings, including by teleconference or other electronic means, as needed to discharge its responsibilities. The Chairman establishes the agenda for each Board meeting based on requested input from all Board members for agenda items. Directors are generally expected to attend regularly scheduled meetings and to have, prior to the meeting, reviewed all meeting materials distributed to them in advance. An annual planning calendar of agenda items for the Board for the next twelve months is prepared and shared with the Board at each Board meeting.

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Executive Sessions

The non-management directors of the Board meet in regularly scheduled executive sessions at each Board meeting, without any management directors or any other members of management present. The Chair of the Corporate Governance Committee is the presiding director who chairs the meeting during executive sessions for non-management directors.

Board Materials

Information and data that is important to the business to be considered at a Board or committee meeting is distributed in advance of the meeting, to the extent possible. Sensitive subject matters may be discussed at the meeting without written materials being distributed in advance. Board members and committee members are asked periodically to review the adequacy and timeliness of materials distributed to the Board and the committees on which they sit. The Corporate Governance Committee oversees the adequacy and timeliness of all Board materials.

Board Assessment

The Board annually assesses the effectiveness of the Board and its committees. This assessment is based, in part, on the self-evaluations conducted annually by the committees and the Corporate Governance Committee’s annual evaluation of the Board and each director’s annual evaluation of the Board.

Management Evaluation, Succession and Compensation

The Board has delegated the responsibility of performing an annual review of the performance of the CEO to the Management Development and Compensation Committee of the Board, which review is based upon objective criteria, including the performance of the Company, and the accomplishment of goals and strategic objectives. This committee also makes recommendations to the Board with respect to CEO succession. The CEO reviews management succession planning and development with the Management Development and Compensation Committee on an annual basis, with all Board members being invited to participate in such committee meeting. The Management Development and Compensation Committee evaluates performance in setting CEO and Senior Executive Officer salary, bonus and other incentive and equity compensation.

Board Compensation

The Board periodically reviews director compensation in relation to other large U.S. companies, based upon benchmarking information provided to the Board about compensation practices. The Corporate Governance Committee is responsible for recommending any changes in Board compensation. In discharging this duty, the Committee is guided by the following considerations: compensation should fairly pay

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directors for work required for a company of Heinz’s size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of compensation should be transparent and simple to understand.

Board Access to Management and Independent Advisors

Members of the Board have free access to the employees of the Company. The Board as a whole, its independent members, and each of its committees have the authority to retain such independent advisors as they determine appropriate to assist in the performance of their functions.

Approval of Goals and Strategic and Financial Objectives

The overall strategy of the Company is reviewed and approved periodically at Board meetings. In addition, the Board conducts an annual retreat at which the Company strategy is assessed.

Orientation and Education

The Board and the Company provide orientation for new directors on the Company’s corporate structure and organization, business units, strategic plan, significant accounting and risk-management issues, governance policies and code of conduct. Each new director who has not had previous Board experience and who has not previously attended a board governance program is encouraged to attend such a program during his or her first year on the Board. In addition, on an ongoing basis, directors participate in corporate governance and other educational programs. Board meetings are held on occasion in locations where there are key Company businesses. Directors visit Company plants from time to time and have the opportunity to visit other Company business sites.

Shareholder Proposals and Concerns

The response to any shareholder proposals will be the responsibility of management of the Company with oversight by the Board committee with responsibility for the issue raised by the shareholder. The Board will be apprised of shareholder proposals and the Company’s response to them.

Shareholders may express concerns to the outside directors via the Secretary of H. J. Heinz Company at P. O. Box 57, Pittsburgh, PA 15230.

Disclosure and Review of Corporate Governance Principles

These Corporate Governance Principles are available on Heinz’s website. The Corporate Governance Committee will review these Corporate Governance Principles at least annually, and will report the results of this review to the full Board.

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EXECUTIVE COMMITTEE CHARTER

Purpose: The purpose of the Executive Committee (the “Committee”) is to exercise the powers and authority of the Board of Directors (the “Board”), with limitations as set forth below, during the intervals between meetings of the Board, when, based on the business needs of the Company, it is desirable for the Board to meet but the convening of a special Board meeting is not warranted as determined by the Chairman of the Board.

It is the general intention that all substantive matters in the ordinary course of business be brought before the full Board for action, but it recognizes the need for flexibility to act on substantive matters where action may be necessary between Board meetings which, in the opinion of the Chairman of the Board, should not be postponed until the next previously scheduled meeting of the Board.

Composition: In accordance with the By-laws of the Company, the Chairman of the Board will serve as Chairman of the Committee and, in the absence of the Chairman of the Board, the Committee will select one of its members to act as Chair.

In addition to the Chairman of the Board, the members of the Committee will be the chairs of the four committees of the Board: Audit, Corporate Governance, Management Development and Compensation, and Public Issues. A quorum of the Committee will consist of three of its members. The approval of all actions at a meeting will be decided by the vote of the majority of the Committee members present. The Executive Committee may take action in lieu of a meeting by obtaining the unanimous written consent of all of its members. At the request of any member of the Executive Committee, consideration of any action proposed to be taken by the Committee will be deferred until the next Board meeting.

The Executive Committee will keep proper minutes and all actions taken will be reported to the Board no later than its next meeting.

Authority: The authority of the Committee is limited by resolution of the Board of Directors, the By-laws of the Company and the Business Corporation Laws of the Commonwealth of Pennsylvania, and the following restrictions:

The Executive Committee is not empowered to:

  amend the Company’s Articles of Incorporation;

  amend the By-laws of the Company;

  adopt an agreement of merger or consolidation;

  recommend to the shareholders the sale, lease or exchange of all or substantially all of the corporate property and assets;

  recommend to the shareholders a dissolution of the corporation or a revocation of dissolution;

  make any recommendation to the shareholders which requires shareholder approval;

  authorize the issuance of stock;

  declare dividends;

  fix the compensation and benefits of the Directors of the Board or any Committee of the Board or the Chairman, President, or Chief Executive Officer of the Company or any member of management;

  fill vacancies on the Board of Directors or any Committee of the Board;

  authorize or approve the repurchase of shares unless pursuant to a general formula or method specified by the Board of Directors;

  amend or rescind previous resolutions adopted by the Board of Directors; and

  mortgage the Company’s real estate or aircraft or incur any long-term indebtedness on behalf of the Company.

* * *

Audit Committee Charter

Purpose: The primary functions of the Audit Committee are to:

1.	Oversee management’s establishment and maintenance of processes to provide for the reliability and integrity of the accounting policies, financial statements, and financial reporting and disclosure practices of the Company.

2.	Oversee management’s establishment and maintenance of processes to provide for an adequate system of internal control over financial reporting at the Company and assist with the oversight by the Board of Directors and the Corporate Governance Committee of the Company’s compliance with applicable laws and regulations.

3.	Oversee management’s establishment and maintenance of processes to provide for compliance with the Company’s financial policies.

4.	Retain the independent registered public accounting firm and oversee their independence and oversee the qualifications and performance of both the independent registered public accounting firm and internal auditors.

5.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Responsibilities and Duties: Among its responsibilities and duties, the Audit Committee shall:

Process and Administration

1.	Hold at least five meetings per year and such additional meetings as may be called by the Chairperson of the Audit Committee, a majority of the members of the Audit Committee, or at the request of the independent registered public accounting firm or the Vice President-Corporate Audit. A quorum shall consist of at least three members.

2.	Create an agenda for the ensuing year.

3.	Report through its Chairperson to the Board of Directors following the meetings of the Audit Committee.

4.	Maintain minutes or other records of meetings and activities of the Audit Committee.

5.	Review the responsibilities outlined in this charter annually and report and make recommendations to the Board of Directors on any revisions to this charter.

6.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

7.	Provide a mechanism for the independent registered public accounting firm and internal auditors to communicate directly with the Audit Committee without management present and periodically meet separately with each of the independent registered public accounting firm, internal auditors and management.

8.	Delegate authority to one or more members where appropriate.

9.	Establish a process for, and conduct, an annual performance evaluation of the Audit Committee.

Monitoring and Oversight Activities

1.	Review with management and the independent registered public accounting firm and internal auditors significant risks and exposures, and review and assess the steps management has taken to assess and manage such risks and exposures.

2.	Review and discuss earnings releases, as well as corporate policies with respect to the types of information to be disclosed and types of presentations to be made to analysts and rating agencies.

3.	Review and discuss with management and the independent registered public accounting firm the Company’s quarterly and audited annual financial statements, including (a) matters required to be discussed by the independent registered public accounting firm by Statement on Auditing Standards No. 61 (as it may be amended), and the independent registered public accounting firm’s opinion rendered with respect to such financial statements, and (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The discussion should include, where appropriate, a discussion about the Company’s critical accounting estimates, accounting principles, financial statement presentation, significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements. Based on this review and discussion, recommend as appropriate, to the Board of Directors the inclusion of the audited financial statements in the Company’s Form 10-K and annual report.

4.	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting including obtaining from management, their assessments of the Company’s internal control over financial reporting; review the recommendations made by management and the independent registered public accounting firm and internal auditors regarding internal control over financial reporting and other matters relating to the accounting procedures and the books and records of the Company and review any material weaknesses or significant deficiencies in, or changes to, internal control over financial reporting or any fraud involving management reported to the Audit Committee by the independent registered public accounting firm or management and the resolution of any material weaknesses or significant deficiencies.

5.	Receive reports from, and provide the Audit Committee’s views with respect to, the Company’s Corporate Governance Committee regarding the monitoring of compliance with applicable laws and regulations and the Company’s Code of Business Conduct.

6.	Establish and oversee procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

7.	Review and approve expense accounts of the Chairman and the Chief Executive Officer (this activity is performed by the Audit Committee Chairperson).

8.	Perform other functions as assigned by the Board of Directors.

Independent Registered Public Accounting Firm and Internal Auditors

1.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. In this regard, the Audit Committee has the sole authority to appoint, subject to ratification by the Company’s shareholders, review the performance of, and as necessary, replace the independent registered public accounting firm, which reports directly to the Audit Committee.

2.	Receive from the independent registered public accounting firm, at least annually, and assess, a report delineating all relationships between the independent registered public accounting firm and the Company and any other relationships that may adversely affect the independence of the independent registered public accounting firm, including an assurance that each member of the engagement team is in compliance regarding length of service.

3.	Review and approve in advance, at the discretion of the Committee, all services planned or expected to be rendered by the Company’s independent registered public accounting firm in accordance with the Audit Committee’s “Engaging the Independent Registered Public Accounting Firm” policy, along with a description of the services and the estimated fees. (By approving the audit engagement, a service within the scope of the engagement shall be deemed to have been pre- approved.)

4.	Review any reports prepared by the independent registered public accounting firm and provided to the Audit Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent registered public accounting firm, and any other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

5.	Obtain and review, at least annually, a report by the independent registered public accounting firm describing (a) the auditing firm’s internal quality-control procedures, and (b) any material issues raised by the most recent internal quality-control review, peer review of the firm, or by any inquiry or investigation by governmental or professional authorities or inspection by the Public Company Accounting Oversight Board, within the preceding five years, and any actions taken to address with any such issues.

6.	As appropriate confer with the independent registered public accounting firm regarding the scope and results of their integrated audit of the consolidated financial statements of the Company, and management’s assessment of the Company’s internal controls over financial reporting; review and approve the independent registered public accounting firm’s audit scope and approach and their plans, if any to use the work of the internal auditors; review and approve the Company’s internal audit charter, annual audit plans and budgets (including progress against those plans/budgets and, as appropriate, confer with the internal auditors regarding the scope and results of their work); direct the attention of the independent registered public accounting firm and internal auditors to specific matters or areas deemed by the Audit Committee or the auditors to be of special significance; review with the independent registered public accounting firm and resolve, where applicable, any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent registered public accounting firm’s activities or on access to requested information, and disagreements between management and the independent registered public accounting firm regarding accounting and financial disclosure, as well as any other matters required to be brought to the Audit Committee’s attention by applicable auditing standards; and authorize the independent registered public accounting firm and internal auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable.

7.	Oversee the independence, objectivity and performance of the internal audit function by reviewing the nature, extent, quality and effectiveness of the internal audit program including the anticipated level of support for and coordination with the independent registered public accounting firm’s audit process, as well as approve the appointment, replacement or dismissal of the Vice President- Corporate Audit.

8.	Set clear hiring policies for employees and former employees of the independent registered public accounting firm.

Composition: The Audit Committee shall be appointed by the Board of Directors and be composed of at least five Directors, including a Chairperson, each of whom shall meet the NYSE definition of “independent” for directors and audit committee members, including the definition set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as determined by the Board of Directors, and any additional standards adopted by the Board. All Audit Committee members shall, in the judgment of the Board of Directors, be financially literate and at least one member shall be an audit committee financial expert, as defined by the U.S. Securities and Exchange Commission.

Assignment and Removal of Committee Members: Audit Committee members shall serve until their resignation, retirement or removal by the Board or until a successor is appointed. An Audit Committee member may be removed by majority vote of the independent Directors of the full Board.

Members will be appointed to the Committee by the Board of Directors, upon the recommendation of the Corporate Governance Committee. Audit Committee assignments will be based on the Board member’s business and professional experience and qualifications. The need for continuity, subject matter expertise, tenure and the desires of the individual Board members will also be considered.

No member of the Audit Committee may serve simultaneously on the audit committees of more than two other public companies.

Outside Advisors: The Audit Committee shall have the authority, and shall have appropriate funding from the Company, to retain independent counsel, accountants and other advisors as the Audit Committee determines appropriate to assist it in the performance of its functions.

Role of Committee: Although the Audit Committee has the powers and responsibilities set forth in this charter, the role of the committee is generally oversight. The members of the Audit Committee are not full-time employees of the Company and generally are not accountants or auditors by profession. Consequently, the Audit Committee does not conduct audits, independently verify management’s representations, or determine that the Company’s financial statements and disclosures are complete and accurate, are prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or fairly present the financial condition, results of operations and cash flows of the Company in accordance with GAAP. These are the responsibilities of management. The independent registered public accounting firm is responsible for expressing an opinion on the Company’s financial statements and internal control over financial reporting based upon their audit. The Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States.

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Independence, Financial Literacy & Expertise of Audit Committee Members

1.	The Board of Directors of the Company has determined that the members of the Audit Committee (D. R. O’Hare, C. E. Bunch, M. C. Choksi, L. S. Coleman, Jr., J.G. Drosdick and C. Kendle) are independent under the NYSE and SEC regulations, and the H. J. Heinz Company Director Independence Standards applicable to Audit Committee members.

2.	The Board of Directors has determined that each Audit Committee member is financially literate, as such qualification is interpreted in the Board’s business judgment.

3.	The Board of Directors has determined that the following member of the Audit Committee is an Audit Committee Financial Expert as defined by the SEC and NYSE regulations: D. R. O’Hare.

4.	The appropriate officers of the Company are authorized to disclose in the Company’s proxy statement for its 2006 Annual Meeting and on its website or in other communications that the Board of Directors has affirmatively determined that the members of the Audit Committee are independent under the NYSE and SEC regulations, and the H. J. Heinz Company Director Independence Standards applicable to Audit Committee members, that each member of the Audit Committee is financially literate, and that the following member of the Audit Committee is an Audit Committee Financial Expert in accordance with SEC and NYSE regulations: D. R. O’Hare.

Following discussion, on motion made and seconded, it was:

RESOLVED, that the independence and financial literacy of Audit Committee Members and the designation of an Audit Committee Financial Expert be approved as presented.

RESOLVED, that each of the General Counsel, Chief Financial Officer and any other appropriate officer of H. J. Heinz Company (collectively, the “Officers”) is authorized to prepare, execute, and deliver the written affirmation in the form required by the NYSE and to take all other actions necessary, desirable, or appropriate to effectuate the purposes of the foregoing resolutions.

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CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose: The Corporate Governance Committee assists the Board of Directors by identifying, screening and recommending qualified candidates to serve as directors of the Company (consistent with criteria approved by the Board, and maintaining oversight of the Board’s operations and effectiveness and compliance with the Company’s Code of Business Conduct. The Committee takes a leadership role in shaping the corporate governance of the Company.

Responsibilities: The responsibilities and activities of the Committee include:

1.	Monitoring the Company’s compliance with applicable laws and regulations.

2.	Overseeing a set of Corporate Governance Principles applicable to the Company and, at least annually, reviewing and reporting the results of such review to the Board.

3.	Developing and making recommendations to the Board concerning the selection criteria to be used by the Committee in seeking nominees for election to the Board in accordance with the Company’s Corporate Governance Principles.

4.	Reviewing qualifications of specific Board candidates including potential conflicts of interest, and related party transactions.

5.	Providing reports to the Audit Committee regarding issues contemplated in the Company’s Code of Business Conduct, including:

	-	Conflicts of interest
	-	Corporate opportunities
	-	Confidentiality
	-	Fair dealing
	-	Protection and proper use of Company assets
	-	Compliance with laws, rules and regulations
	-	Reports of illegal or unethical behavior

6.	Reviewing the independence, both in appearance and in fact, of directors and director nominees.

7.	Identifying and recommending qualified candidates for election or reelection to the Board at each Annual Meeting of Shareholders of the Company and for election to fill vacancies on the Board.

8.	Retaining search firms, as necessary, to assist in identifying qualified board candidates. The Committee has the sole authority to retain, terminate and approve search firm fees and other retention terms.

9.	Establishing a procedure for the consideration of Board candidates recommended by the Company’s shareholders.

10.	Recommending to the Board candidates for assignment to or removal from Board committees, and considering the rotation of members of various Board committees.

11.	Considering the need for new Board committees, determining the functions of the various committees, and delegating additional responsibilities to the various committees.

12.	Overseeing the evaluation of the Board and evaluating the Committee’s performance on an annual basis. Periodically reviewing director contributions to the Board.

13.	Reviewing and recommending retirement and/or other tenure policies for directors.

14.	Providing orientation for new directors and continuing education for all directors.

15.	Reviewing and recommending to the Board actions to be taken, if any, regarding resignations tendered by a Board member due to a substantial change in the director’s principal occupation or business association during his or her tenure as a director.

16.	Reviewing directorships in other public companies offered to senior officers.

17.	Assessing the reporting channels through which the Board receives information, and the quality and timeliness of information received by the Board before meetings and on a periodic basis.

18.	Making recommendations to the Board concerning changes in non-employee director compensation.

19.	Periodically reviewing the adequacy of the Committee’s charter and, if necessary, recommending proposed changes for Board approval.

20.	Establishing the procedure for independent directors to meet outside the presence of management at regularly scheduled executive sessions.

21.	Establishing the procedure for shareholder communications with the Board.

22.	Reviewing management’s responses to shareholder proposals concerning corporate governance issues.

Size and Composition: The Committee is comprised of at least three directors, all of whom must be independent. Independent shall mean a director who meets the NYSE’s definition of independence and as determined by the Board in accordance with the Corporate Governance Principles and the H. J. Heinz Company Director Independence Standards. The Committee will designate and the Board will approve one person as Chairman of the Committee.

Meetings: The Corporate Governance Committee will meet at least two times each year, either in person or by teleconference, and a majority of the members of the Committee shall constitute a quorum. The Committee will report regularly to the Board with respect to its activities. The Committee will keep minutes of its meetings and maintain those minutes with the books and records of the Company.

Assignment and Removal of Committee Members: Members will be assigned to the Committee by the Board of Directors, upon recommendation of the Committee. Committee assignments will be based on the member’s business and professional experience, qualifications and public service. The need for continuity, subject matter expertise, tenure and the desires of the individual Board members will also be considered. Committee members will serve for one year until their next re-election, resignation, retirement, removal, or reassignment by the Board or until a successor is assigned. A Committee member may be removed by majority vote of the independent directors of the full Board.

Outside Advisors: The Committee has the authority to retain, terminate and approve the compensation of such outside consultants, experts and other advisors as it determines appropriate to assist it in the performance of its functions.

Delegation: As necessary, the Committee may delegate its responsibilities to a subcommittee, to the extent permitted by applicable law and regulations, provided that the subcommittee consists entirely of independent directors.

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MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
CHARTER

Purpose: The purpose of the Management Development and Compensation Committee (the "Committee") is to oversee the process of selecting and planning the succession of the Chief Executive Officer ("CEO") and other senior executive officers, determine the compensation of the CEO and other senior executives, and review and approve the compensation policies of the Company.

Responsibilities: The responsibilities and activities of the Committee include but are not limited to:

•	Recommending to the Board candidates for the Chief Executive Officer of the Company.

•	Recommending to the Board candidates for the executive officers who report directly to the Chief Executive Officer.

•	Developing corporate goals and objectives relevant to CEO compensation, and evaluating performance and determining compensation for the CEO and the CEO’s direct reports in light of such goals, objectives, and performance. The Committee will formally solicit the opinions of non-Committee Board members before taking action.

•	Reviewing and approving corporate goals and objectives for other executive officers and the overall compensation policy, including retirement and severance plans, for those officers.

•	Making recommendations to the Board with respect to the structure of overall incentive and equity-based plans for shareholder approval.

•	Reviewing annually the succession plan of the Chief Executive Officer and other executive officers as part of a Talent Review in which all Board members participate.

•	Encouraging the diversity of candidates for executive positions.

•	Preparing the report of the Management Development and Compensation Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Evaluating the Committee’s performance annually and making revisions and updates to this Charter periodically as appropriate.

•	Updating the Board with respect to Committee meetings and actions taken.

•	Delegating any of the above responsibilities to a sub-committee of independent directors as necessary.

Composition: The Committee is comprised of at least three directors, all of whom must be independent. For purposes hereof, an "independent" director is a director who meets the New York Stock Exchange definition of independence as determined by the Board. Additionally, members of the Committee must qualify as "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

Meetings: The Committee will meet as often as it deems necessary or appropriate, either in person or by teleconference. A majority of the members of the Committee must be present at a meeting to constitute a quorum.

Assignment and Removal of Committee Members: Members will be appointed to the Committee by the Board of Directors, upon recommendation of the Corporate Governance Committee. Committee assignments will be based on the Board member’s business and professional experience, qualifications and public service. The need for continuity, subject matter expertise, tenure and the desires of the individual Board members will also be considered. Committee members will serve until their resignation, retirement, removal by the Board or until a successor is appointed. A Committee member may be removed by majority vote of the independent directors of the full Board.

Outside Advisors: The Committee will have the authority, and shall have appropriate funding from the Company, to retain, such outside consultants, experts and other advisors as it determines appropriate to assist it in the performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Committee in the evaluation of director, CEO or senior executive compensation, and to approve the consultant's fees and other retention terms.

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PUBLIC ISSUES COMMITTEE CHARTER

Purpose: The Committee has oversight of the Company’s attention to issues of social responsibility and the Company’s policies, practices, and progress on social, technical, employment, charitable, political, environmental, and other matters of significance to the Company’s performance, business activities, or reputation as a global corporate citizen.

Responsibilities:

•	Monitor issues and practices relating to the Company’s global social accountability, the Company’s Global Operating Principles and Supplier Operating Guidelines, and human rights matters.

•	Review employment issues, EEO matters, diversity initiatives, environmental matters, and workplace health and safety issues.

•	Review issues relating to food safety and security, nutrition, biotechnology, and food packaging regulations.

•	Review significant lawsuits, investigations by governmental entities and other significant legal matters involving the Company or one of its affiliates that affect or could affect the Company’s performance, business activities, or reputation as a global corporate citizen.

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•	Monitor programs and activities aimed at enhancing the Company’s global communications, crisis management, media relations, and community relations.

•	Oversee the H. J. Heinz Company Foundation and other charitable efforts of the Company and its affiliates.

•	Oversee the H. J. Heinz Company Political Action Committee.

•	When appropriate, make recommendations to the Board with respect to any of the areas that the Committee oversees, reviews or monitors, and any other major social responsibility policies and practices of the Company.

•	Review and make recommendations to the Board regarding shareholder proposals submitted for inclusion in the Company’s annual proxy materials that relate to social responsibility issues.

•	Consult with management when necessary and, to the extent appropriate in conducting its responsibilities, seek advice and assistance from the Company’s employees, legal counsel or other advisors.

•	Report regularly to the Board with respect to the Committee’s responsibilities.

•	Evaluate the Committee’s performance annually.

•	Review this Charter annually and recommend changes to the Board as appropriate.

•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time.

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While the Public Issues Committee has the responsibilities set forth in this Charter, it is not the duty of the Public Issues Committee to plan or implement the Company’s programs with respect to social responsibility or to determine that the Company’s policies and practices on social, technical, employment, charitable, political or environmental matters are complete, or constitute the most appropriate policies and practices for the Company. This is the responsibility of management.

Composition: The Public Issues Committee is comprised of at least three directors, all of whom must be independent. Independent shall mean a director who meets the NYSE definition of independence as determined by the Board in accordance with the Corporate Governance Principles and the Director Independence Standards.

Meetings:The Public Issues Committee will meet as often as it deems necessary or appropriate, and in any event at least “twice” annually either in person or by teleconference. At least a majority of the members of the Committee must be present at a meeting to constitute a quorum.

Assignment and Removal of Committee Members: Members, including the Chair, will be appointed to the Committee by the Board of Directors, upon recommendation of the Corporate Governance Committee. Committee assignments will be based on the Board member’s business and professional experience, qualifications and public service. The need for continuity, subject matter expertise, tenure, and the desires of the individual Board members will also be considered. Committee members will serve until their resignation, retirement, removal by the Board or until a successor is appointed. A Committee member may be removed by majority vote of the independent directors of the full Board.

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HEINZ SUPERIOR VALUE AND GROWTH PLAN, FY07-08

     Address by William R. Johnson
Heinz Chairman, President and CEO

Analyst Meeting, Sofitel Hotel; New York

June 1, 2006

Thank you Jack, and good morning ladies and gentlemen. I appreciate this opportunity to share with you Heinz’s detailed plans for Superior Value and Growth in Fiscal Years 2007 and 2008. I hope you will agree that the plans, which are incremental to what we have discussed previously, are sound, and the targets, while aggressive, are realistic. The three part plan focuses on value and growth fueled by further cost reduction and innovation. It includes a higher dividend payout tied to the improved earnings we expect, and a continuation of our robust share buyback program, funded by our consistent cash flow. Following my comments, Art will brief you on our achievements in FY06 and the progress we have made over the last three years. I will then return with Dave and Scott to discuss our plans in more detail than these presentations typically include.

Before we get started I want to have a very frank discussion about our historical performance.

Whatever the reasons, it’s fair to say that prior to 2002 we simply did not put enough points on the board. I take full responsibility for this – no excuses.

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I learned a great deal from this experience and since 2002, have focused my efforts on repositioning Heinz around its core strengths and values while building a cohesive, talented, and engaged team which has since led this Company through a transformative and productive four years.

During this period, we have successfully executed against a clear strategy while completing an extensive and broad renovation of the company. We are now a much leaner, more focused business with some of the world’s best brands. In a nutshell, we have sharply focused the portfolio, grown the top-line and, most importantly, built a winning team. We have put ourselves in fighting shape to deliver sustainable, high quality earnings growth, as well as preparing for any transformative external opportunities that may emerge. These four years have seen us:

1.	Go from six categories to three;

2.	Move from 15 unrelated brands to 10 brands driving 60% of sales;

3.	Narrow our focus against 11 markets from over 20; and

4.	Simplify the organization while eliminating bureaucracy through a substantial cutback in senior level executives, a reduction of 13,000 employees, and the elimination of the North American, European, and Pacific headquarters;

At the same time we have:

5.	Refocused World Headquarters against control, compliance, and strategy, putting the accountability for the day-to-day business in the capable hands of the people on the ground;

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6.	Reduced SKU’s from 35,000 to 16,500; and

7.	Reduced the number of factories to 91 inclusive of the impact of acquisitions.

All the while, we increased operating free cash flow versus the previous four years by roughly two-and-a-half times, achieving the highest cumulative four year cash flow in the company’s history.

And finally, we also acquired several great brands to strengthen our core. Classico and TGIF Fridays have both grown sales at double-digit rates over the past three years and we have grown True Soups sales by 20%. We expect equally positive results from HP and Lea & Perrins.

The strong progress we have made in the most recent four years is clear.

FY06 represents the culmination of this effort. We have completed our program of divestitures, as we said we would, while delivering solid FY06 organic sales, profit, and cash flow results. We have aggressively addressed the issues in Europe where a complex and unwieldy business contributed to years of underperformance. We significantly upgraded the talent, put the processes in place to attack trade spend, and greatly improved the portfolio with over 95% of European sales now in our three core categories.

With all of this now behind us, today’s Heinz is structurally the company I envisioned four years ago. We are focused on three value-added categories that generate more than 90% of sales and 95% of economic profit: Ketchup and Sauces, which leverages clear competitive advantages and our heritage;

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Meals & Snacks which has a portfolio of well-positioned, leading, and growing brands, including Ore-Ida, Smart Ones, Heinz, Weight Watchers from Heinz, and Watties; and Infant Food, a high margin business with leadership positions in every market in which we compete and two great brands: Plasmon and Heinz.

Our six core developed markets account for almost one-half of the $1.5 trillion global packaged food business and generate 85% of Heinz’s sales and over 95% of our economic profit. Our five emerging markets account for over 40% of the world’s population and have rapidly growing middle classes.

Let me be clear: Heinz is committed to these markets and brands. They have a mix of scale, leading share positions, strong profitability, unique attributes, and favorable demographic trends.

To make all of this work requires leadership and unity of focus.

During the last four years, we have made some of the most important people changes in this company’s history. We have built an engaged, accountable, and passionate team of “A” players across the Company, some promoted from within, and some recruited from other top tier packaged goods companies. These are highly capable, results oriented people I trust and depend on and that is why we will succeed. This is not about me; it’s about us.

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I have strong, talented partners in Dave Moran, Scott O’Hara, Art Winkleblack, Jeff Berger, Mike Milone, and Chris Warmoth, among others. Dave’s extraordinary results are proof of his ability to run a lean, efficient growth business. Scott O’Hara is a person steeped in aggressive cost reduction, and is a European veteran with a strong track record of results. He is experienced at driving out costs, as he did at Gillette, and will do the same for Heinz.

Art is a CFO of great integrity and insight and a trusted advisor who has become a key business partner.

We have built an increasingly strong bench over the last 4-5 years. I look forward to this team challenging, debating and collaborating with me to drive this Company to a new level of performance.

As part of our ongoing development process, Dave Moran will assume responsibility for a combined North American Consumer Products and Foodservice business by the beginning of Fiscal 2008. Dave and Jeff Berger, CEO of Heinz Foodservice, are working together to leverage the opportunities across these two businesses, which represent almost 50 percent of our global sales. Jeff, who has led the dynamic growth of our U.S. Foodservice business for two decades, will become Chairman of Heinz Global Foodservice, working with me to explore further business opportunities, while providing his invaluable customer insights and relationships through FY09.

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Before I review our specific plans, I would like to turn the meeting over to Art to review our recent performance . . .

[OVER TO ART WINKLEBLACK]

Art’s slides clearly highlight our team’s accomplishments. I am proud of what they have achieved.

Now I want to turn our attention to our plans for FY2007 and FY2008, starting with a review of the three-part strategy for sustainable growth that builds incrementally on the last four years and which we are currently executing against:

1.	Reduce costs to improve margins;

2.	Grow the core portfolio; and

3.	Generate and use cash to deliver superior shareholder returns.

Over the course of the past eighteen months, the Heinz Board and management have worked together to craft plans for further aggressive cost-cutting, plant closings and headcount rationalization, as well as investments in advertising, innovation and more efficient trade spending. We have also collaborated on plans for capital allocation, dividends and share repurchases that are responsibly aligned with earnings and cash flow. Let’s go through each one of our key operational initiatives in a little more detail.

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Reducing costs

First, we will continue to reduce costs focusing on:

1.	SG&A;

2.	Trade Spending; and

3.	The Supply Chain.

We are committing to a further $60 million in SG&A savings in FY07 with $30 million sourced from headcount and salaries (a 10% decrease vs. FY06); $20 million sourced from a reduction in professional fees as a result of our expanded indirect procurement program; and the remaining $10 million sourced from optimization of our U.S. distribution network. We will go after an additional $30 million in SG&A savings in FY08.

Moving from SG&A to D&A, over the past four years, we have reduced total Heinz trade spending by 170 basis points.

A roadmap for optimizing trade spend was developed and successfully executed in the U.S. Consumer Products business, where deal spending has been reduced from 21.2% of gross sales in FY03 to 16.9% in FY06. This is well below the industry average of 18% and has been characterized as best-in-class in the food group by Cannondale Associates. This roadmap is now being used by all of our businesses following a very successful global trade spend optimization summit at the beginning of the year.

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Planning for the European launch of this initiative began during the Fall of 2005 with implementation plans finalized during the winter. We are confident that these moves, coupled with the implementation of systems, processes and tools that have been proven effective in the highly competitive U.S. market place will be sufficient to achieve our ambitious objectives of a further 90 basis point reduction worldwide in FY07 trade spend and an additional 50 basis point reduction in FY08. That would mean a reduction worldwide of almost $150 million over the next two years on top of the $146 million reduction achieved over the past four years.

The supply chain also continues to be an area of intense focus. Further integration of our $6 billion global supply chain is underway to achieve even greater efficiency and effectiveness with the focus on global procurement, continuous improvement, and plant rationalizations.

Our global procurement group was recently rated as among best-in-class in strategic procurement and supplier relationship management by an IBM benchmarking study. However, their analysis highlighted an opportunity in the area of indirect spending, particularly outside the supply chain, which we are pursuing vigorously with their assistance.

Overall, we expect $120 million in procurement savings in FY07 through improved global sourcing and best practice sharing across each of our fourteen global purchasing teams.

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The supply chain will also benefit from further expansion of the continuous improvement initiatives and waste reduction, or MUDA, roadmap successfully piloted in the U.S. In FY07 alone, we expect to nearly double the savings from these initiatives to more than $30 million while increasing the number of Six Sigma Black and Green belts to more than 700 across our entire global supply chain. This process, which began with the recruitment of several experienced Six Sigma supply chain leaders from GE three years ago, is gaining significant traction across the Company.

Finally, we plan to further rationalize our manufacturing footprint with an additional 15 plants to be exited in FY2007. It is important to note that we expect to exit these factories with all costs absorbed in the FY2007 plan. We are evaluating plans to eliminate five more plants in FY2008. Exiting these plants will further enhance productivity and drive significant cost savings.

Overall, we expect these productivity initiatives to combine with pricing and mix, to deliver our planned 130 basis point improvement in gross margins in FY2007.

In total, we expect productivity savings of $355 million over the next two years. While these numbers are aggressive, they are based on thorough analysis and a detailed review of the various initiatives. Importantly, they are being implemented with the long-term health of the Company in mind.

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Grow the Portfolio

The second leg of our value plan is to grow the portfolio. We exit FY2006 with good momentum and expect a fast start to FY2007 behind the simple proposition of “growing what we own”.

We have well over one hundred new product initiatives in the pipeline globally, including Fridge Fit Ketchup; Ore-Ida Easy Breakfast potatoes; new varieties of Classico sauce, including new organic varieties; and new Smart Ones entrees and desserts in the U.S.; the launch of TGIF snacks and Smart Ones in Canada; Mean Beanz, and international soups in Australia; new recipe meals for toddlers, multigrain pastas, and HP Sauce in the popular upside down bottle in the UK. Our new “Beanz on Toast” for the British and New Zealand market is an exciting initiative that has generated substantial enthusiasm and P.R. activity and will play very well along health and wellness lines.

As a trusted food company for 137 years, Heinz has a contract with consumers to help them live healthier lives, while still enjoying great tasting products. Heinz now offers a wide range of foods catering to the Health and Wellness trend, including products that are organic, contain reduced sodium and sugar, and provide enhanced functional benefits. These include Heinz Organic and no sugar Ketchup, the entire Smart Ones range, all natural Classico, Heinz Spaghetti Plus with calcium and omega 3 in Australia, and low sodium beans and soups and healthier multigrain pasta in the UK.

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Plasmon will, in particular, benefit from this trend in FY2007, with the launch of a new line of health and wellness-related infant foods, including yogurts and cheeses designed to help baby digestion, hypoallergenic infant formulas, and several products to promote brain and muscle growth.

Plasmon is a great business. It is our fourth largest brand and among our top three in margins. It is the leading infant feeding brand in Italy in biscuits and jarred products and as you can see is back on a growth path under a talented new management team.

Plasmon is the heart of our Infant Food category, which produces 15 percent of our economic profit, and where we are market leaders everywhere we compete.

Heinz’s innovation focus will benefit from our continued double-digit increase in R&D spend over the next two years, and from a $50 million (or almost 19%) increase in consumer spend in FY2007 fueled by the productivity savings we just discussed. These funds will be spent selectively with 75% directed against our leading brands.

This increased R&D and marketing support will help build growth across our key businesses while sustaining our momentum in the U.S., Canada, India, Poland, Indonesia, and the Pacific. We will continue to pay particular attention to the key U.S. ketchup market where we have, over the past three years, grown Heinz Ketchup sales at a compounded rate of 7%, while growing our market share by 10 points over the last ten years.

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We will also extend our retail marketing and innovation capabilities to foodservice. In recognition of his outstanding success with Ore-Ida and Smart Ones, we have recently appointed Mike Hsu as President and Chief Operating Officer of our U.S. Foodservice business. We expect Mike to apply his considerable analytic capabilities and marketing skills to the mutual benefit of our restaurant customers and Heinz.

Research incontrovertibly shows that Heinz ketchup adds to the overall experience of restaurant patrons and is by far the preferred ketchup. It is also the preferred dipping sauce for children, not only on fries, but also on chicken nuggets. We have been successfully growing our European Foodservice business behind the launch of Heinz dip pots in 2000, and now sell more than 100 million dip pots annually to Burger King, McDonald’s, and Wimpy, to name just a few. In the U.S. we are working on reducing the cost differential between packets and dip cups. We have agreed to multi-location tests with one large national account early this summer and are currently developing plans with several others.

Meanwhile, we are growing with a number of Foodservice customers. I continue to pay particular attention to developing our relationship with McDonald’s where we have made good progress. We now sell Heinz ketchup and sauces to McDonald’s in Canada, the UK, Spain, Portugal, Australia, and most recently we added Russia, the world’s second largest ketchup market. We look forward to growing our partnership.

Finally, a comment on the five emerging markets where we expect to grow sales by more than 10% organically in FY2007. They will collectively

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represent approximately one-quarter of our total sales growth in FY07, while generating positive economic profit and significant future upside.

Chris Warmoth has been appointed to lead our emerging markets growth. In his previous role at Heinz, he oversaw the Company’s venture into Russia and helped drive substantial double-digit sales growth in Poland while increasing operating profit margins to 15.5 percent in FY06, from 8.2 percent in FY02.

Driving cash flow

The third leg of our plan is built on leveraging our proven ability to drive cash flow to deliver superior shareholder value. Cash flow will benefit from further improvements in working capital, continued discipline on capital spend and an optimized dividend payout policy. Between FY02 and FY06 we improved CCC by 36 days. In FY07 and FY08 we are targeting CCC improvements of 2-3 days per year.

Capital spending will remain within the range of 2.5 -3.0% of sales that we have successfully maintained during the last three years. Moreover, we are committed to pursuing ONLY highly strategic and transformative acquisitions, like Lea and Perrins and HP, in our core categories and geographies. Along these lines, we will not pursue sub-scale acquisitions.

The Board and management have worked on striking the right balance with our capital structure, and I want to be clear that we are all committed to an investment grade rating. The Board yesterday approved an increase of $0.20

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per share in our annual dividend effective with our July payment which will increase our payout to approximately 60% of projected FY07 EPS. Long-term, we expect to deliver annual dividend increases consistent with our growth in earnings per share while maintaining an approximately 58-60% payout ratio. The Board has also authorized the repurchase of one billion dollars of additional Heinz shares over the next two fiscal years on top of the more than one billion dollars we spent repurchasing shares in Fiscal Years 2005 and 2006.

Let’s be clear on the commitments the Board, the Company and the team are making. Financially, in FY07 we will target net sales growth of 3% to 4%, operating income growth of approximately 8%, EPS growth of 10% or better and operating cash flow of $800 million or better. We will also return nearly $2 billion to our shareholders in the form of share repurchases and dividends over the next two years.

Underwriting these projections are the numerous operational improvements I detailed earlier. Specifically, our plan includes:

  A reduction in D&A of $95 million on a rate basis in FY07, with an additional $50 million targeted for FY08;

  The exit of 15 plants by the end of FY07 with an additional five targeted in FY08;

  A further reduction in headcount of 2,700 employees; and

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  An increase in marketing spend of approximately $50 million in FY07.

Before I hand it over to Dave, I want to make a few comments about the Heinz Board of Directors, which is one of the most talented, engaged, diverse, and independent in the S&P 500.

The changes we have made in our Board have not gone unnoticed. ISS rates us as the best in the S&P food, beverage and tobacco group and rates us among the top ten companies in the entire S&P 500. Corporate governance does matter.

Ladies and Gentlemen, we have a solid, realistic plan. The Board and management have worked hard to improve this company. We simply do not want to incur, as a company, as a board and, as a management team, any unnecessary risk to our shareholders and our business at such a key inflection point in our history.

We are completely focused on driving superior shareholder value and growth. The talent and energy levels are at the highest that I’ve witnessed in my 24-year Heinz tenure. Our people are engaged and my role is to challenge, encourage, coach, and lead them to the best results possible.

Now over to Dave Moran.

* * *

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HEINZ SUPERIOR VALUE AND GROWTH PLAN, FY07-08

Presentation by Art Winkleblack
Executive Vice President & Chief Financial Officer

Analyst Meeting, Sofitel Hotel; New York

June 1, 2006

Chart 1 –Introduction:

Thanks Bill and good morning everyone.

Chart 2 – Outline:

Today, I’ll cover 3 topics:

  First, a quick review of the 4th quarter and full year performance for FY06
  Second, we’ll take a look at results over the last 3 years to ensure that we’re all working from the same fact base, and
  Third, near the end of the program, I’ll cover our plan projections for FY07 and FY08

Chart 3 – 4th Quarter

With that, let’s go through the 4th quarter.

Chart 4 – EPS Summary

Here you can see our results for the quarter from 3 different perspectives. With regard to results from Continuing Operations Excluding Special Items, we came in at 54 cents for the quarter. That’s 4 cents better than consensus, but, as expected, off 5 cents to prior year due to an effective tax rate 10 points higher than Q4 last year.

The big factor in Continuing Operations for the quarter was Zimbabwe. As you know, we have been flagging the situation in Zimbabwe, and our investment in that country, as a risk for about 3 years now. This quarter, in-line with our strategy, we made the decision to exit the country. The non-cash write-off associated with this decision is $111 million. Note that this non-cash charge hits continuing operations, while the large gains on the sale of Seafood and Tegel were recorded in discontinuing operations.

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Chart 5 – Special Items:

Special items for the quarter totaled $233 million, including the write-off of Zimbabwe and a number of other non-core businesses that we have exited, or will shortly. As we’ve said before, this completes our transformation, on schedule and with very good results.

Chart 6 – Q4 Scorecard

Turning to the scorecard for the quarter, we had a strong finish to the year. Sales grew 7.6% for the quarter, with positive growth in all segments. Volume/mix was up 7.8%, aided by an extra week, while net pricing was off half a point. Pricing gains in a number of markets were offset by heavy promotional activity in our UK market.

Gross margin was off a half point due to the promotional spending in the UK, and due to commodity cost pressure in the US and Indonesia.

Operating income was up 6.3% and operating free cash flow was very strong, at $492 million. Without the impact of special items, operating free cash flow would have been roughly on par with the outstanding results we achieved in Q4 last year.

Chart 7 – Full Year:

Now let’s take a look at the full year.

Chart 8 – EPS Summary:

As expected during this transition year, earnings are less than prior year. Nevertheless, we are pleased with the FY06 performance, as we successfully completed our transformation initiatives, while exceeding the expectations we set at our Analyst Day back in September 2005. EPS from Continuing Operations excluding Special Items was $2.10 versus the forecast range we provided at the time of $2.01 to $2.07.

Chart 9 – Special Items:

In terms of special items, net expenses came in lower than anticipated, but the impact of the Zimbabwe write-off was incremental. The costs for separation, downsizing, integration and planned losses on dispositions totaled $242 million in Continuing Operations, offset by gains on the sale of Seafood and Tegel of $209 million, for a net expense of $33 million.

Chart 10 – Dispositions:

As you know, this has been an extremely busy year, exiting non-core businesses and low return assets. In total, we successfully sold 10 assets in FY06, and are in the final stages of divesting an additional 6 very small assets. Total proceeds of the divestitures are $857 million so far. With the vast majority of our divestiture work behind us, we can now

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focus even more attention on growing our core. Again, let me emphasize that we are done with the transformation work.

Chart 11- Scorecard:

Looking at our annual scorecard, we had a strong year.

Sales were up almost 7%, driven by very solid volume growth. Gross margin was off 90 basis points as we incurred $126 million in fuel and commodity price inflation and net pricing was virtually flat as we reduced price points in the UK. Operating income of $1.35 billion increased 3.2%, despite input cost inflation and unfavorable exchange rates. Our growth was driven by a very strong performance in North American Consumer Products. EPS was above the expectations we set in September, but below prior year due to higher interest costs and a 310 basis point increase in the overall tax rate.

We had another very strong year in generating cash. Operating free cash flow was $844 million, as CCC improved by an additional 2 days and capex was held to 2.5% of sales. Setting aside spending on special items, operating free cash flow would have exceeded $900 million.

Chart 12 – Net Sales Variances:

You can see the components of our sales growth here. Volume/mix contributed a strong 3.8% . As mentioned, net pricing was basically flat to prior year, and foreign exchange reduced sales by 1.5% . In continuing operations, the strong core acquisitions of HP, L&P and Petrosoyuz were the primary drivers of the 4.4% growth from net acquisitions.

Chart 13 – Balance Sheet Items:

Turning to the balance sheet, we reduced quick operating working capital by $126 million, or about 11%, and our CCC is an all-time record low for the Company. Importantly, we continued to make progress in reducing inventories during the year, lowering our DII by 4 days. You can see that we finished the year with $445 million of cash and equivalents, and a debt to EBITDA ratio of about 2.8X.

Chart 14 – FY06 Pro-forma:

As a final note on the year, I wanted to summarize our results versus the pro-forma expectations we established at Analyst Day in September. The pro-forma projection adjusted our forecast for divestitures that would not qualify for disc ops and assumed the application of proceeds from divestitures to share repurchase and debt reduction as of the beginning of FY06. At that time, we expected sales to be about $8 billion, EPS in the range of $2.10 to $2.16 and operating free cash flow of $800 to $900 million.

We are pleased to report that we met or exceeded all of our key goals. Pro-forma sales exceeded $8.4 billion; EPS hit the center of the range, including a pro-forma adjustment

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of 4 cents for FAS 123r; and cash flow, with restructuring costs backed-out, hit $917 million. Revenue was higher, as we had better than expected sales in a number of businesses and we retained our Weight Watcher’s and frozen desserts businesses. Operating profit was a bit lower, largely due to commodity costs and results in the UK, and the tax rate was better by more than 2 ½ points.

Chart 15 – Three Year Performance Perspective:

Now, with that brief review of Fiscal 06 completed, I’d like to summarize our performance trends over a longer time frame. This should set the record straight and provide a strategic context for the foundation upon which we have built our plan.

Chart 16 – FY03 – FY06 Summary:

With our new simplified portfolio, we’ll take a look at performance across five key parameters. For this review, we’ll stick to the last 3 or 4 years.

Chart 17 – Net Sales Growth:

On a continuing operations basis, our sales have grown from $7.2 billion to $8.6 billion, a 3 year CAGR of 6.3% . The key is that volume momentum has increased over each of the last 3 years. Our growth has been driven by an improving innovation pipeline and more competitive price points.

Chart 18 – Top 10 Brands

Driving our growth is a focused set of strong brands with great consumer equities. Our top 10 brands accounted for 60% of our sales in FY06. Importantly, each brand has a very strong share position in its respective market and has grown over the last three years.

Chart 19 – Net Sales Growth by Geography:

By geography, you can see that we’ve generated very strong growth rates across most of our portfolio, particularly in the RICIP markets and in Australia/New Zealand, and the performance in North American Consumer Products has been at the top of the industry. With or without foreign exchange, and with or without acquisitions/divestitures, our regions have shown solid top-line growth. The exception is Europe, where difficult market conditions in Italy and Northern Europe, combined with our lack of innovation in the UK, has resulted in flat sales over the last 3 years. That’s why we’ve upgraded the talent and the innovation process in Europe.

Chart 20 – Trade Spending:

Let’s now turn to trade spending. This is the amount of money above the net sales line on the P&L that largely reflects the discounts and allowances off of our gross or list price.

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Chart 21 – Trade Spending Trend:

As you know, we’ve been talking with you about our strategy to reduce trade spending since our Analyst Day in October of 2003. In fact, I believe that we were the first in the industry to publicly disclose the magnitude of these discounts. Based on strong improvements in the management of trade spending and the divestiture of some of our more trade-intensive businesses, we’ve made great progress in reducing discounts and allowances. At the end of Fiscal 2003, D&A represented 19.8% of our total gross sales. For Fiscal 2006, we’ve reduced the total to 18.1%, a very solid improvement of 170 basis points.

Chart 22 – Trade Spending in US Consumer Products:

A key factor in driving this improvement was performance in US Consumer Products, where we pulled 430 basis points out of total trade spend. This significant reduction did not happen by accident, nor did it happen overnight.

Dave Moran and his team have been at the forefront of our global D&A effectiveness initiative and have very aggressively improved the trade management organization, upgraded the talent and analytics, worked in close partnership with our customers and implemented a world-class system to provide real-time visibility.

Chart 23 – Trade Spending Across Regions:

Our D&A spending outside of Europe is efficient and effective, at 15% of sales. This includes Foodservice, which has spending at slightly less than the Company average. Thus, as we look forward, our most significant opportunity to further reduce trade spending is in Europe, where D&A is substantially higher than that of the rest of Heinz.

While the average for the industry in Europe tends to be quite a bit higher than in the US, we believe that we have great opportunity to reduce D&A and make the funds work harder for us there. Importantly, following our proven global approach, we now have the right teams in place in Europe and have significantly improved our systems there. Just like in the US and the Pacific, there will be no magic bullet in Europe. Improvement will take time but, as Bill and Scott will outline, we are very aggressively pursuing this opportunity.

Chart 24 – Productivity:

Now, let’s take a look at productivity down the rest of the P&L.

Chart 25 – Gross Margin Trends:

In terms of gross profit, our margin has declined 70 basis points over the last 3 years in the face of almost unprecedented cost headwinds. For perspective, our peers on average

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have incurred a slight decline in gross margins as well. Over this period, fuel prices and steel costs have doubled, resin for our plastic packaging has increased by about 50% and sugar costs have risen 80%. By itself, inflation would have driven our gross margin down by about 520 basis points. Through very aggressive productivity actions by our supply chain teams, we have offset this entire inflationary cost pressure. At the same time, our average net price points have remained flat and business unit mix has been slightly unfavorable. The mix effect largely reflects flat results in our higher margin UK and Italian businesses. Going forward, we will continue to drive productivity and we have plans in place to drive net price improvements and reignite momentum in our higher margin European businesses.

Chart 26 – Plant Summary:

An area that has gotten a lot of external attention lately is the number of plants we have. This has been, and will continue to be, a big focus for us. Since the beginning of Fiscal 2003, we’ve exited 32 plants and added 22 plants through acquisition, for a net reduction of 10 plants, or 10%. Our average revenue per plant has improved by 8% over the last few years, but it is still below the industry average. Coming at it from a different angle, our net PP&E investment is right in-line with our peers on a percentage-of-sales basis. The net story here, is that all plants are not created equal. Some of our plants in emerging markets are very small and come with very little overhead and low labor rates. Thus, the key metric is the number of plants in the developed markets. In FY06, our developed market average is $130 million per plant. Foodservice negatively impacts this average, given the need to be closer to customers, shorter required lead times and very high customer service requirements.

In FY07, we plan to take out another 15 plants, with no special charges, many of which will be in our developed markets. After these reductions, our average in the developed markets will rise to about $160 million, slightly above the industry average. And for Fiscal 08, we are currently analyzing the economic feasibility of additional closures or sales.

Chart 27 – SG&A Cost Trends:

Let’s now take a look at our SG&A costs. Over the last three years, our SG&A has been flat as a percentage of sales. I think it’s worth spending a minute helping you understand the dynamics here.

Chart 28 – SG&A Industry Perspective:

Let’s first take a look at the industry. In FY06, on a continuing ops basis excluding special items, our SG&A costs were 21.2% of sales, a very significant 280 basis points lower than the peer average. And as you will note, we are in this favorable position despite our much higher mix of business in Europe, where SG&A costs tend to be higher for all industry participants.

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Chart 29 – Advertising Spending:

It has been suggested that our low SG&A number simply reflects low advertising spending. To that point, I think it’s important to understand how much of our SG&A gap is explained by consumer marketing. Very few of our peers disclose consumer marketing separately, so in order to estimate this spending, we’ve used the SEC definition of “advertising” from our peers’ 10K’s. Using this approach, it appears that we spend about 170 basis points less than the peer average on advertising, or only about 120 basis points less after adjusting for our high food service mix.

Chart 30 – SG&A Excluding Advertising:

This chart shows an estimate for non-marketing-related SG&A after backing out advertising for Heinz and for all our peers. From this perspective, we are still 100 basis points better than the industry average, despite our relatively small scale and the global nature of our business.

Chart 31 – Heinz Consumer Marketing:

Before completing our SG&A analysis, one final point on consumer marketing. Clearly, our target is to spend more on consumer marketing over time and Bill will outline our plans in this area. But this chart shows that simply increasing advertising spending is no panacea. Outside of Europe, we spent 3.1% of sales on consumer marketing and have driven growth of 7.8% per year. In Europe, we spent at a higher rate, yet the growth rate is less than half of that achieved across the rest of Heinz. In other words, advertising is important but appropriate price points, consumer-relevant innovation and strong trade partnerships are prerequisites to sustainable growth. All of these have been characteristics of our operations outside of Europe, but have just recently been established in Europe.

Chart 32 – SG&A Components:

This next chart shows you the 3 main components of SG&A. You can see that marketing has declined as a percentage of sales as we have been concentrating on our price points. S&D costs have increased slightly, up 20 basis points as a percentage of sales, despite fuel costs more than doubling. G&A, on the other hand, has gone up 60 basis points. There have been 5 key drivers behind this increase; pension costs, the shift to RSU’s in advance of expensing stock options, compliance costs related to SOx 404, the costs associated with better systems and greater spending on R&D.

Chart 33 – Pension Costs:

As an example, pension and post-retirement medical costs have more than doubled over the last 3 years. A portion of this hits cost of goods sold, but the portion in G&A has almost tripled. We have closed-out virtually all defined benefit pension plans to new

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entrants, so we have taken the hard medicine to protect the long term, but these expenses reflect the legacy of decisions made 2 or 3 decades ago.

Chart 34 – Expenses by Region:

The next chart shows further granularity behind our G&A and R&D costs. There are a couple of observations to be made here.

  First, it has been suggested that we could cut $400 million out of our SG&A, with the implication that we have excess costs in our G&A structure. For perspective, we could fire every single general and administrative employee around the entire globe and not save $400 million.
  Second, as you may note as a recurring theme, our key opportunity is in Europe. Due to the multiple legal jurisdictions, different languages, diverse pension plans and varied product offerings, G&A costs will always be higher in Europe than in the US. Having said that, we have significant opportunities to improve the efficiency of our G&A spending, and clear plans in this area that Bill and Scott will discuss further.

Chart 35 – Total Headcount:

Now let’s turn to headcount. You can see that as we’ve pared-back our business to core categories and geographies, we have reduced the employee base from 46,900 to 33,100 and the sales per associate have increased by 37%.

Chart 36 – Executive Headcount:

This story is even more dramatic when looking at executive headcount, where we have cut the number of executives by about 150, and productivity has increased 59%.

Chart 37 – Sales per Employee:

Much has been made recently of our relatively low sales per employee, or SPE. At $261,000 per employee, we are lower than the peer average of $324,000. In aggregate, this measure is close to useless. To be more relevant, we have split this statistic between developed and emerging markets. In the developed markets, where most of our peer companies are concentrated, our SPE is $391,000, well above the peer average. In the emerging markets, our SPE is $71,000.

This might lead some to say that these emerging market businesses are bad and that we should get out of them. Given their growth potential and solid profitability, we think that this would be a poor decision. As an example, our business in Indonesia has SPE of only about $40,000, but it has an operating margin in-line with our Company average.

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Chart 37 – Labor/Benefit Costs:

So, how can this be? Well, at $6,300 per associate, the fully loaded labor cost in the emerging markets is about 1/10th that in the developed markets. At this level, we pay very competitive wages in the emerging markets and are able to attract very good talent. Our factories in emerging markets reach efficient scale at relatively low volumes.

Chart 38 – RICIP Profitability:

Bringing this point home, the profitability in our emerging RICIP markets is very solid, despite what may seem like a lot of employees. For FY07, we expect to generate more than $700 million in sales, with double-digit operating margins and positive economic profit.

Thus, while we always strive for better productivity, our sales per employee metrics do not trouble us.

Chart 39 – Profitability:

Now, let’s take a look at profitability.

Chart 40 - Operating Income FY03-06

Over the last 3 years, operating income from continuing operations, excluding special items and the write-down and recent write-off of Zimbabwe, has grown at an overall CAGR of 4.8% . However, separating Europe from the rest of the company, you see very disparate trends.

Europe’s operating income was flat between FY03 and FY06. The rest of the company has delivered an 8.5% CAGR in operating profit, led by Australia, New Zealand, US Consumer Products and Canada. This is a very strong performance and provides a good indicator of what our portfolio can do once Europe is contributing.

Chart 41 - EBIT Margin Results:

Our EBIT margin is about 30 basis points less than our peer company average, reflecting the inherently lower margins in our large Foodservice business, which represents almost 20% of our total sales

Chart 42 - EPS Continuing Operations:

Looking at our EPS over the past few years, reported EPS has been quite variable, as we have divested significant portions of the business in getting down to our core. You can see that we spun-off nearly $1.8 billion of sales back in Fiscal 2003. From that base, we grew EPS over the next 2 years at an average rate of 7.5% . Then, in this past fiscal year, we divested another billion dollars of sales, resulting in EPS from continuing operations

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excluding special items, dropping to $2.10. To get all this done, we took restructuring charges in ‘03 and in ‘06, and incurred some non-cash write-downs in Fiscal ‘05. Importantly, even with these charges, we were able to aggressively return the proceeds of the divestitures to our shareholders.

The point is that we’ve made the hard decisions to get down to our core, and we are done with divestitures of any meaningful size. We firmly believe that the strategy has been correct and that we executed the very difficult transformations in FY03 and in FY06 exceptionally well.

Chart 43 – Cash Flow:

Finally, let’s take a look at where we are in terms of cash flow.

Chart 44 – Cash Conversion Cycle:

Our performance in reducing the cash conversion cycle and quick operating working capital has been outstanding. Starting from 92 days back in FY02, we reduced CCC by 36 days or 39%. This has released a billion dollars to be used in the business and returned to shareholders.

Chart 45 – Operating Free Cash Flow:

Our operating free cash flow has been extremely strong, averaging almost $900 million per year and more than 10% of sales. You can see that this has been a marked improvement from earlier this decade.

Chart 46 - Value Returned to Shareholders

I am very proud of this next accomplishment. Because of our strong operating free cash flow, we have returned more than $4.2 billion, or approximately 1/3rd of our market capitalization, to shareholders over the last 4 years. This has come in the form of the Del Monte dividend, recurring annual dividends and, increasingly, through share repurchase. We escalated share repurchase over the last 3 years, climbing from $170 million to $291 million to more than $800 million this last fiscal year. Importantly, since the spin-off, our total shareholder return has outpaced the industry group, even before the recent stock price run-up.

Chart 47 - Financial Flexibility:

At the time of the Del Monte spin-off, we said that we would significantly reduce our debt levels, and we’ve done it. Gross debt is down about $550 million, or 11%, despite the cash returns to shareholders and some significant core acquisitions. In terms of credit ratios, our Debt to EBITDA has improved from 3.3X in FY03 to 2.8X in FY06.

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Chart 48 - Use of Leverage:

While we have significantly improved our debt metrics over the last few years, we remain well above the peer average in terms of using leverage to improve shareholder returns. Thus, we already use leverage to our advantage.

Chart 49 - ROIC:

Finally, let’s wrap up this segment of the discussion with a look at ROIC. Our after-tax returns for FY06 with, and without, special items are 12.6% and 14.5% respectively. Compared to our peers, we are a bit lower than a straight average. Weighting the industry by the invested capital base, however, we are above the average.

The key is that we are looking hard at the components of ROIC for us and our peers, and have set plans to significantly improve returns over the next two years. A couple of key takeaways from the analysis are that, despite implications to the contrary, our PP&E intensity is very much in-line with the level of our peers. Additionally, our intangible asset intensity is well below the peer average, while our “other long term assets” are a bit higher. We believe that this reflects the relatively high value of our foreign pension plans. In short, there is nothing structural that will keep us from driving strong ROIC growth going forward. And to provide additional motivation, our Board has established ROIC as 50% of our long term incentive program.

To conclude, we thought that it was important to establish the facts before we began laying out the plan for FY07 and FY08. With that, I’ll turn it over to Bill to discuss the plan. Bill….

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Following the presentations by Bill Johnson, Dave Moran and Scott O’Hara.

Financial Projections:

Thanks Scott. I’ll quickly summarize the planned financial projections for FY07 and FY08.

P&L Goals:

For FY07, we expect to deliver the following:

  Net sales are targeted to grow 3 to 4% from our pro-forma base of $8.4 billion. Remember that there were a number of divestitures in FY06 that did not qualify for disc ops. Thus, the pro-forma base is the real foundation from which we begin.

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  We anticipate driving 2 to 3% volume growth and at least 1% in net pricing. The RICIP markets are expected to lead our top line growth, increasing by 10%.
  The combination of net pricing and $165 million of supply chain productivity initiatives will offset $135 million in fuel and commodity cost inflation and drive gross margin up approximately 70 basis points versus pro-forma FY06 and 130 basis points versus continuing ops.
  Planned SG&A, excluding marketing is down 60 basis points versus pro-forma FY06, driven by $60 million in productivity initiatives, including a 10% reduction in G&A salaries.
  Operating margin is expected to climb 90 basis points from the FY06 pro-forma.
  Net interest expense will continue to climb, but is anticipated to be offset by a lower full year tax rate of approximately 30%. I will point out that I expect the quarterly tax rate to again be very bumpy in FY07.
  The EPS target is $2.35, an increase of 10% from the pro-forma base.

Also, remember that we are absorbing 4 cents in G&A for the cost of stock options in FY07, as compared to FY06 continuing ops.

For FY08, we expect 4% sales growth, operating margin to increase by about a half point and EPS to grow more than 8%.

Cash Flow Goals:

As Bill mentioned, in driving cash flow, we will continue to improve CCC and will keep appropriate control over capital spending.

Note that going forward, we are slightly changing the definition of operating free cash flow, which will now include the proceeds of any disposals on PP&E. This change is intended to motivate management to profitably monetize low return assets. With this minor change in mind, we expect to generate $800 million of operating free cash flow in FY07 and $850 million in FY08. Note that cash flow in the first quarter will be impacted by the payment of approximately $45 million of taxes, primarily related to gains on dispositions in the fourth quarter of FY06.

Additionally, as Bill mentioned, we have raised our dividend for FY07 to $1.40 and we are committed to share repurchases totaling $1 billion over the ‘07/’08 horizon.

Balance Sheet Expectations:

Combining these P&L, cash flow, dividend and share repurchase projections, we expect our Debt to EBITDA ratio to come down slightly, from 2.8 currently, to about 2.6 at the end of FY08. Importantly, this gives us potential financial flexibility and allows us to maintain a solid investment grade credit rating. Also, you can see that our plan, again centered around “growing what we own” is expected to drive a significant increase in ROIC.

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With that, I’d like to open the meeting up for questions.

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HEINZ SUPERIOR VALUE AND GROWTH PLAN, FY07-08

     Presentation by David Moran
Executive Vice President, President and CEO,
North American Consumer Products

Analyst Meeting, Sofitel Hotel; New York

June 1, 2006

Slide One - Introduction

Slide Two - NA Consumer Products (Q4)

  Q4 was a very strong finish to FY 06.

  Cases were up 17%. Sales were up 16% and profit increased by 19%.

Slide Three - NA Consumer Products (Full Year)

  On a full-year basis, Consumer Products had a terrific year. Cases were up +12%, sales up +13%, income up +11% and cash flow for all of NA, which includes Foodservice, was up +63%.

  FY06 was our strongest year in our 3-year turnaround. This is significant, given that we were lapping some big numbers as you’ll see on the next few slides.

Slide Four - Net Sales

  Driving consumption has been the backbone of our success. We have delivered 8 consecutive quarters of sales growth – 5 of which were double digit.

Slide Five - Operating Income

  We have also delivered profit growth in 11 of 12 quarters – including 10 consecutive quarters of growth.

Slide Six - Financial Turnaround

  A deeper look at our financials really tells our story.

  Since ‘03, we have delivered case growth at 6% a year, which in turn has fueled sales growth of 7%, profit growth of +9%.

  While we have made major investments in people, SG&A is down 210 basis points.

  We have grown operating margins through reductions to our D&A spend, which, including Heinz Canada, is down 360 basis points – or 17% over three years.

  You can also see the balance sheet efficiencies we’ve generated in all of North America, which includes Foodservice. QOWC is down 430 basis points.

Slide Seven - Why We Are Winning (1)

  In short, we are winning.

  And we will continue to win – for three important reasons:

  First, we are benefiting from the dramatic people upgrades we’ve made over the past three years.

  We now have the right people doing the right work.

Slide Eight - Why We Are Winning (2)

  The second reason we are winning is our brands are leaders in their categories and in 06 delivered all-time records on most metrics.

  Frankly, this portfolio has never been healthier.

Slide Nine - Why We Are Winning (3)

  Third, we have become an idea-generating organization that is close to our consumers and customers.

  I’ve shared the CP Blueprint with you before and it remains our guide on how to win.

  Those looking for a silver bullet here will be disappointed.

  Our model is a simple one – to improve the consumer’s experience with our brands, and that gives us the right to expect them to pay full price.

  Structurally, we have clear visibility and accountability ……

  We manage every line, every investment, every day

  And we have built new capabilities and processes that make us better.

Slide Ten - Ore-Ida: CP Blueprint in Action

  I would like to share additional texture on our 3 largest brands which represent over 50% of our portfolio.

  Our largest brand, Ore-Ida, has never been healthier. Sales are up over $90 million in the last 3 years.

Slide Eleven - Ore-Ida: CP Blueprint in Action

  The reason for our success is tight execution against the CP Blueprint; focusing on taste, in-store execution, marketing support and innovation.

Slide Twelve - Smart Ones: CP Blueprint in Action

  Our second largest brand was hurt by the Atkins fad in FY04, but has come roaring back.

  FY06 set records on virtually all metrics.

  Again, the CP Blueprint has guided our focus to taste, packaging and consumer support.

Slide Thirteen - 24/7

  Our plan for FY07 is to help consumers live healthy 24/7.

  We expect to surpass last year’s records by a significant margin.

Slide Fourteen - Heinz Ketchup Continues to Grow

  On our 3rd largest and most visible business – Heinz Ketchup – we have delivered consistent growth over the past decade, driven by innovations such as Top-Down packaging.

Slide Fifteen - Changing the Game on Ketchup

  We are changing the game on Ketchup to drive category growth.

  We are fortunate to be doing so from a position of strength.

  Heinz Ketchup has delivered 3 years of sales and profit growth and set records on several key measures.

Slide Sixteen - Driving Growth in Ketchup

  We’ve learned through research that consumers who trade up in size consume more ketchup.

  For example, shifting consumers from a 24 oz bottle to a 36 oz bottle increases consumption +44%.

  We can expand the category if we give moms more convenient, large-sized bottles.

Slide Seventeen - 5-Step Plan (1)

  We have developed a five-step plan to capitalize on this insight and drive category growth.

  First, we launched our new Fridge Door Fit ketchup in two sizes that are easier to use, hold and store. They are a 70/30 winner with consumers.

  Second, we have reset the shelves in every store in America – putting Fridge Fit and our other innovations at eye level.

Slide Eighteen - 5-Step Plan (2)

  Third, we are instituting waterfall pricing to encourage trade up and reward our most loyal consumers.

  Fourth, we have eliminated trade promotions on small sizes, focusing on our Fridge Fit and Top-Down innovations.

Slide Nineteen - 5-Step Plan (3)

  And finally, we’ll invest in an integrated marketing plan behind Fridge Fit that includes:
    New TV advertising that both launches Fridge Fit and ties in foodservice consumption. The spots will begin airing this summer.

Slide Twenty - Reductions to Revenue

  As Bill shared earlier, we’ll continue to improve in 3 areas of the P&L.

  Let me provide some detail on the CP business.

  We’ll continue to execute our very clear plan for reductions to revenue. Everyone in the organization knows what’s on strategy, and what’s not.

  After 4 years of intense focus, we have made very good progress. We are down about 360 basis points and we expect additional progress in FY07 and FY08.

Slide Twenty-one - SG&A

  In regards to SG&A, we’ll continue to invest in areas that are sustainable, build competitive advantage and cannot be easily copied or commoditized.

  Primarily these are areas of ideas and capabilities. Of course, with a heavy emphasis on People.

  Over the last 3 years, we have reduced our salaried work force by about 11% and grown sales by $440 million. Going forward we will reduce our delivery costs while adding marketing to support key initiatives.

Slide Twenty-two - Gross Margin

  Finally, regarding margins. As you all are aware, this has been a period of true commodity inflation, and we have taken our share of hits.

  Fortunately, our volume growth has dramatically increased our factory utilization. Along with our focused efforts to lower supply chain costs, we have off-set inflation and held our margins.

  Going forward, we have a clear plan to drive GPMs by 100 basis points behind procurement and future manufacturing efficiencies.

Slide Twenty-three - FY07 Innovations

  FY07’s plan will continue to focus on four areas: Taste, Convenience, Better-For-You and New Usage Occasions. In all we expect to launch more than 60 new, consumer-validated innovations across the entire portfolio – up +43% vs. FY06.

  We know we have momentum with consumers and customers. And frankly, we don’t plan on losing it.

Slide Twenty-four - ’07 Expectations

  FY07 is expected to be another record year on all financial metrics.

  We have the right people working on the right things to continue winning.

  We expect Q1 sales and profits to be up about 10%.

  With that, I would like to turn the podium over to Scott who will talk about the European turnaround.

  Thank you.

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HEINZ SUPERIOR VALUE AND GROWTH PLAN, FY07-08

Presentation by Scott O’ Hara
Executive Vice President, President and CEO, Heinz Europe

Analyst Meeting, Sofitel Hotel; New York

June 1, 2006

SLIDE 1 – Introduction
Thanks Dave and good morning. I’m pleased to have this opportunity to review our performance, progress and transformation in Europe.

As we start fiscal year 2007, Heinz is a stronger and leaner company in Europe. We have reduced costs, streamlined the organization and divested non-core businesses such as seafood, HAK vegetables, Chilled sandwiches and Linda McCartney to simplify and focus our portfolio.

Here’s a quick snapshot of the European Business Profile as it stands today and our major achievements.

SLIDE 2 – FY06 European Business Profile
In fiscal year 2006, Heinz divested non-core businesses in Europe with total annual sales of approximately $630 million. Our gross margin is now 40%, operating margin is 18% and our cash conversation cycle is 44 days. We begin fiscal 2007 with a strong foundation for profitable growth in our core categories where we expect to win.

SLIDE 3 – Plants and Employees
Heinz now has 27 manufacturing plants and 9,500 employees, a significant reduction from start of fiscal 2006.

SLIDE 4 – 2007 Transformation
Although I’ve only led the European business for the past month, I spent the previous 6 years based in Europe with another company. Given my experience in Europe it is clear we need to focus on 3 areas to deliver improved performance: People, Process and Products.

SLIDE 5 – Significantly Upgraded Leadership
Starting with People, we have significantly upgraded our leadership teams in each region, with local nationals that have a strong track record of success.

In Western Europe, with President Roel van Neerbos, in Italy with President Stefano Clini, and in the UK with President David Woodward. This leadership team rivals any we have in Heinz. We have also substantially upgraded the team under Dave in the UK with top talent from across the company.

We now have a deep and talented leadership team across Europe that can compete and WIN in every market.

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SLIDE 6 – Europe Process & Systems
To support the growth of our business in Europe going forward, Heinz is improving our process and systems. An important step is implementing the Heinz Business Management and Heinz Innovation Models. Both will capture best practices throughout the Company’s global businesses and ensure they are reapplied in Europe.

Another key initiative will be in the supply chain and back office. We will achieve significant supply chain and back office synergies as we roll out SAP across Europe.

SLIDE 7 – Europe Systems
We successfully went “live” with SAP in the UK and Ireland on May 1. We have received positive feedback from our customers on how well the implementation has gone. We will complete the roll out this new platform across Europe by the end of 2008.

To help us reduce non productive D&A spending in Europe, we are implementing the MEI trade promotion management system. This important enabler will allow us to maximize the benefit of D&A while reducing the level of spending by 150 basis points in FY2007.

Finally, we are implementing Manugistics production planning in Europe, similar to what we did in North America, to enhance our inventory management system across our businesses.

SLIDE 8 – Europe Heinz TK
The focus of our transformation has been to create a stronger platform for growth with leading brands in the Company’s three core categories: Ketchup and Sauces, Meals and Snacks and Infant Food.

We wouldn’t be Heinz if we didn’t talk about Heinz Tomato Ketchup.

It’s a success story in Europe, especially in the UK, where Heinz sales of Tomato Ketchup grew to a market share of more than 79% in the latest 52-week period.

In Germany, which has an estimated ketchup and sauces market of $345 million, Heinz increased its leading market share to 35.4%. These two markets represent 60% of the $900 million European ketchup and sauces market, and we are winning.

SLIDE 9 – Italy Plasmon
Turning our attention to infant food, our Plasmon brand is the market leader in Italy with volume share of 50.7, in the latest 52-week period and favorable recent trends supported by strong advertising and marketing.

SLIDE 10 – For Infants with Problems or Worries
We will build on our current success by launching Plasmon Extra Care, a line of products that are designed to help babies with specific medical issues like sleeping problems, upset stomachs and allergies, to name just a few. Consumer research indicates that half of Italy’s infant population have symptoms or conditions that our new products are designed to address.

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SLIDE 11 – Five to Drive (Europe)
Those are just a few examples of our great products in Europe and what Heinz is doing to drive sales. Overall, Heinz is focusing on achieving five major goals in Europe in fiscal year 2007. We call this our “Five to Drive” Plan.

Number One: Strengthen our leadership in infant nutrition in Italy

Number Two: Achieve renewed growth in the UK

Number Three: Drive disproportionate growth in Eastern Europe

Number Four: Reduce costs to improve margins, and

Number Five: Improve cash flow.

SLIDE 12 – Russia and Poland
Our strategy for Russia and Poland is all about growth and in 2007 we expect to grow both Sales and Operating Income by more than 20%. We will accomplish this behind our launch of Heinz branded ketchup and all other liquid products in Russia with McDonald’s, and through increased innovation behind our Pudliszki brand in Poland.

SLIDE 13 – FY2007 Plan
I would like to close my review by outlining our strong outlook for 2007:

We expect to deliver 3% net sales growth, a 160 basis point increase in gross margins, a 120 basis point increase in operating margin, a 10% increase in operating income and a 2 day reduction in our already strong cash conversion cycle.

SLIDE 14 – FY2007 Plan Drivers
Underpinning the 2007 plan will be a reduction of 50 basis points in SG&A, and 150 basis points in D&A.

Our plan is to increase our advertising investment 60 basis points to drive growth.

SLIDE 15 – Plants and Employees
We ended 2006 with 27 manufacturing plants, in fiscal 2007 we plan to reduce this to 23, accompanied by a further reduction of 600 jobs.

SLIDE 16 – Summary
To summarize, I said we would kick start the European transformation by focusing on 3 areas, People, Process and Products.

We have a new and talented leadership team of true “A” players capable of WINNING in every market.

We will have improved processes and systems and we will further leverage our great brands in our 3 core categories, Ketchup, and Sauces, Meals and Snacks, and Infant Foods

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It has been a pleasure sharing our outlook for Europe with you.

Now I’ll hand you back over to Art Winkleblack.

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